                                                                   Exhibit 10.27
================================================================================










                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                           J.C. CARTER COMPANY, INC.,
                  ROBERT L. VELOZ, INDIVIDUALLY AND AS TRUSTEE,
                 MARLENE J. VELOZ, INDIVIDUALLY AND AS TRUSTEE,
                HARRY S. DERBYSHIRE, INDIVIDUALLY AND AS TRUSTEE,
                EDITH T. DERBYSHIRE, INDIVIDUALLY AND AS TRUSTEE,
                      MICHAEL VELOZ, KATHERINE CANFIELD AND
                           MAUREEN PARTCH, AS TRUSTEE

                                       AND

                              ARGO-TECH CORPORATION








                           DATED AS OF AUGUST 1, 1997










================================================================================

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
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                                TABLE OF CONTENTS

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RECITALS .......................................................................................................  1

SECTION 1:   DEFINITIONS........................................................................................  2

SECTION 2:   SALE AND PURCHASE OF SHARES........................................................................  7
         2.1        Sale and Purchase of Shares.................................................................  7
         2.2        Consideration...............................................................................  8
         2.3        Purchase Price Adjustment...................................................................  8

SECTION 3:   CLOSING AND DELIVERIES............................................................................  10
         3.1        Closing....................................................................................  10
         3.2        Deliveries by the Sellers..................................................................  10
         3.3        Deliveries by Buyer........................................................................  11

SECTION 4:   REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                      AND THE COMPANY..........................................................................  11
         4.1        Organization, Power and Authority; Charter Documents and Corporate
                    Records....................................................................................  11
         4.2        Validity of Agreements; Authority..........................................................  12
         4.3        No Breach................................................................................... 12
         4.4        Capitalization.............................................................................. 13
         4.5        Subsidiaries and Investments................................................................ 13
         4.6        Consents.................................................................................... 13
         4.7        Financial Statements........................................................................ 14
         4.8        Conduct of Business......................................................................... 14
         4.9        Agreements.................................................................................. 14
         4.10       Labor Relations and Practices............................................................... 16
         4.11       Licenses and Permits........................................................................ 16
         4.12       Intellectual Property....................................................................... 16
         4.13       Orders and Actions.......................................................................... 17
         4.14       Taxes....................................................................................... 17
         4.15       Environmental............................................................................... 18
         4.16       Insurance................................................................................... 20
         4.17       Title to Assets; Sufficiency of Assets...................................................... 20
         4.18       Government Contracts........................................................................ 21
         4.19       Undisclosed Liabilities..................................................................... 22
         4.20       Compliance With Laws and Orders............................................................. 22
         4.21       Affiliated Transactions..................................................................... 22
         4.22       Employee Benefit Plans; ERISA............................................................... 23
         4.23       Company Information......................................................................... 25
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         4.24       Disclosure.................................................................................. 25
         4.25       Indebtedness................................................................................ 25
         4.26       Brokerage................................................................................... 25

SECTION 5:   REPRESENTATIONS AND WARRANTIES OF BUYER............................................................ 25
         5.1        Investment Intent........................................................................... 25
         5.2        Organization Power and Authority............................................................ 25
         5.3        Authorization and Execution................................................................. 26
         5.4        No Breach................................................................................... 26
         5.5        Consents and Approvals...................................................................... 26
         5.6        Orders and Actions.......................................................................... 26
         5.7        Buyer's Financing........................................................................... 26
         5.8        Brokerage................................................................................... 26

SECTION 6:   COVENANTS AND AGREEMENTS OF THE PARTIES............................................................ 26
         6.1        Closing Conditions.......................................................................... 26
         6.2        Reasonable Access........................................................................... 27
         6.3        Conduct of Business......................................................................... 27
         6.4        Litigation.................................................................................. 28
         6.5        Publicity................................................................................... 28
         6.6        Regulatory Filings.......................................................................... 29
         6.7        Post-Closing Access......................................................................... 29
         6.8        Expenses of Sale............................................................................ 30
         6.9        Covenant Not to Compete..................................................................... 30
         6.10       Notice of Developments...................................................................... 32
         6.11       Exclusivity................................................................................. 32
         6.12       Obtaining of Financing...................................................................... 32
         6.13       Certain Fees................................................................................ 32
         6.14       Indebtedness................................................................................ 33
         6.15       Other Assistance............................................................................ 33
         6.16       Continued Employment........................................................................ 33
         6.17       Corporate Aircraft.......................................................................... 33
         6.18       Santa Barbara Office Lease.................................................................. 34
         6.19       Company Automobiles......................................................................... 34
         6.20       Certain Employees........................................................................... 34
         6.21       Environmental Investigation................................................................. 34
         6.22       Nonassignability of Assets.................................................................. 34
         6.23       Note Receivable/Accrued Bonus Payable........................................................35

SECTION 7:   CONDITIONS TO THE OBLIGATIONS OF BUYER............................................................. 35
         7.1        Representations and Warranties True and Correct............................................. 35
         7.2        Covenants and Agreements Performed.......................................................... 35
         7.3        Deliveries.................................................................................. 36
         7.4        Consents.................................................................................... 36
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                                       ii

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         7.5        HSR Act and Exon-Florio Amendment........................................................... 36
         7.6        No Actions.................................................................................. 36
         7.7        Adverse Change.............................................................................. 36
         7.8        Resignations................................................................................ 36
         7.9        Title Insurance and Survey.................................................................. 36
         7.10       Indebtedness; Encumbrances.................................................................. 36
         7.11       Financing................................................................................... 37

SECTION 8:   CONDITIONS TO THE OBLIGATIONS OF THE SELLERS....................................................... 37
         8.1        Representations and Warranties True and Correct............................................. 37
         8.2        Covenants and Agreements Performed.......................................................... 37
         8.3        Deliveries.................................................................................. 37
         8.4        Consents.................................................................................... 37
         8.5        HSR Act and Exon-Florio Amendment........................................................... 37
         8.6        No Actions.................................................................................. 37

SECTION 9:   INDEMNIFICATION AND SURVIVAL....................................................................... 38
         9.1        Indemnification by the Sellers.............................................................. 38
         9.2        Indemnification by Buyer.................................................................... 38
         9.3        Notice and Opportunity to Defend............................................................ 38
         9.4        Limitation.................................................................................. 39
         9.5        Survival of Representations and Warranties and Covenants.................................... 40
         9.6        Exclusive Remedy; Right to Indemnification Not Affected by Knowledge........................ 40

SECTION 10:   TAX MATTERS....................................................................................... 41
         10.1       Tax Liabilities for the Current Period...................................................... 41
         10.2       Cooperation on Tax Matters.................................................................. 41
         10.3       Tax Sharing Agreements...................................................................... 41
         10.4       Certain Taxes............................................................................... 41

SECTION 11:   TERMINATION....................................................................................... 42
         11.1       Termination of Agreement.................................................................... 42
         11.2       Effect of Termination....................................................................... 42

SECTION 12:   MISCELLANEOUS..................................................................................... 43
         12.1       Amendments.................................................................................. 43
         12.2       Notices..................................................................................... 43
         12.3       Assignment; Successors and Assigns.......................................................... 45
         12.4       Rights of Third Parties..................................................................... 45
         12.5       Waiver; Remedies............................................................................ 45
         12.6       Equitable Relief............................................................................ 46
         12.7       No Recourse Against Others.................................................................. 46
         12.8       Choice of Law............................................................................... 46
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         12.9       Severability................................................................................ 46
         12.10      Entire Agreement............................................................................ 46
         12.11      Construction................................................................................ 46
         12.12      Schedules................................................................................... 47
         12.13      Headings, Recitals and References........................................................... 47
         12.14      Further Assurances.......................................................................... 47
         12.15      Facsimile Signatures........................................................................ 47
         12.16      Counterparts................................................................................ 47

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                                       iv



                            STOCK PURCHASE AGREEMENT
                            ------------------------


                  STOCK PURCHASE AGREEMENT, dated as of August 1, 1997 (this "Agreement"), by and among J.C. Carter Company, Inc., a California corporation (the "Company"), Robert L. Veloz and Marlene J. Veloz, as settlors, trustees and primary beneficiaries of the Second Amendment and Complete Restatement of Declaration of Trust for the Robert L. Veloz Family and Trust Agreement, dated as of October 2, 1996, Maureen Partch, as trustee of, and Michael Veloz, as primary beneficiary of, the Michael Veloz 1992 Stock Trust, dated December 22, 1992, Maureen Partch, as trustee of, and Katherine Canfield, as primary beneficiary of, the Katherine Canfield 1992 Stock Trust, dated December 22, 1992, Harry S. Derbyshire and Edith T. Derbyshire, as settlors, trustees and primary beneficiaries of the First Amendment to the Derbyshire Family Trust, dated November 29, 1993 (which trusts are hereinafter collectively referred to as the "Trusts," which trustees are hereinafter collectively referred to as the "Trustees," and which trust beneficiaries are hereinafter collectively referred to as the "Trust Beneficiaries"), Robert L. Veloz, in his individual capacity ("Veloz"), Marlene J. Veloz, in her individual capacity, Harry S. Derbyshire, in his individual capacity ("Derbyshire"), Edith T. Derbyshire, in her individual capacity (the Trusts, Trustees, Trust Beneficiaries, Veloz, Marlene J. Veloz, Derbyshire and Edith T. Derbyshire are hereinafter collectively referred to as the "Sellers"), and Argo-Tech Corporation, a Delaware corporation ("Buyer").


                                    RECITALS:
                                    ---------

         A. The Sellers are the beneficial and record owners of all the issued and outstanding shares of capital stock of the Company (the "Shares").

         B. The Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the number of Shares set forth opposite each Seller's name on
Schedule 4.4, all upon the terms and conditions set forth in this Agreement.

         C. Veloz and Derbyshire, each primary beneficiaries of one or more of the Trusts, have agreed to provide certain representations, warranties, covenants and indemnities to Buyer in order to induce Buyer to enter into this Agreement.

         D. Marlene J. Veloz and Edith T. Derbyshire, the spouses of Veloz and Derbyshire, respectively, have agreed to provide certain indemnities to Buyer in order to induce Buyer to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings contained in this Agreement and subject to and on the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

SECTION 1:   DEFINITIONS
             -----------
         For purposes of this Agreement:

                  "ACTIONS" shall mean any pending, threatened or potential claim, demand, dispute, litigation, action, suit, indictment, investigation, proceeding, hearing, complaint, assessment, fine, penalty, inquiry or judgment, administrative, arbitral or judicial, at law or in equity.

                  "ADJUSTMENT AMOUNT" shall have the meaning set forth in
Section 2.3(a).

                  "AFFILIATE" shall mean with respect to any Person, any Person which directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person owns 10% or more of any class of stock of the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock or partnership interests, by contract or otherwise.

                  "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

                  "AIRCRAFT" shall have the meaning set forth in Section 6.17.

                  "ANCILLARY AGREEMENTS" shall mean any agreement or certificate contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

                  "ANOTHER TRANSACTION" shall have the meaning set forth in
Section 6.11.

                  "ASSETS" shall have the meaning set forth in Section 4.17(b).

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.7(a).

                  "BALANCE SHEET DATE" shall have the meaning set forth in
Section 4.8.

                  "BENEFICIARY" means (a) with respect to any claim for indemnification or Circumstance which could give rise to a right of indemnification pursuant to Section 9.1, any member of the Buyer Group and (b) with respect to any claim for indemnification or Circumstance which could give rise to a right of indemnification pursuant to Section 9.2, any member of the Seller Group.

                  "BUSINESS" shall have the meaning set forth in Section 6.9(a).

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks in California are authorized or obligated by law or executive order to close.

                  "BUYER" shall have the meaning set forth in the preamble to this Agreement.

                  "BUYER GROUP" shall have the meaning set forth in Section 9.1.

                  "CHARTER DOCUMENTS" means (a) the Certificate or Articles of Incorporation, as amended to date, or similar corporate charter or other instrument of organization and (b) the Bylaws, as amended to date, or similar instrument.

                  "CFIUS" shall have the meaning set forth in Section 6.6.

                  "CHASE" shall have the meaning set forth in Section 5.7.

                  "CHASE LETTER" shall have the meaning set forth in
Section 5.7.

                  "CIRCUMSTANCE" shall have the meaning set forth in
Section 9.3.

                  "CLOSING" shall have the meaning set forth in Section 3.1.

                  "CLOSING DATE" shall have the meaning set forth in
Section 3.1.

                  "CLOSING DATE BALANCE SHEET" means the audited balance sheet of the Company as of the close of business on the Closing Date (without giving effect to any of the transactions contemplated pursuant to this Agreement, including, without limitation, the asset transfers set forth in Sections 6.17,
6.18 and 6.19 and the transactions set forth in Section 6.23), as finally determined in accordance with the procedures set forth in Section 2.3(b), prepared in accordance with GAAP consistently applied, and adjusted to reflect the adjustments and matters described in Annex A.

                  "CLOSING DATE BALANCE SHEET OBJECTION PERIOD" shall have the meaning set forth in Section 2.3(b)(ii).

                  "CLOSING NET WORTH" shall have the meaning set forth in
Section 2.3(a).

                  "CODE" shall have the meaning set forth in Section 4.22(d).

                  "COMMON SHARES" shall mean the common stock, without par value, of the Company.

                  "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

                  "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.7(a).

                  "CONDITION OF THE COMPANY" means the business, assets, liabilities, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 6.9(e).

                  "CONSENTS" shall mean any consent, approval, authorization, qualification, waiver, novation or notification of a Governmental Authority or any other Person.

                  "CONTAMINANTS" shall mean any contaminant, pollutant or hazardous substance, or words of similar import, as defined by any Environmental Laws, including, but not limited to, any waste materials, petroleum and petroleum products and/or derivatives, or polychlorinated biphenyls (PCBs).

                  "CONTRACTS" shall have the meaning set forth in
Section 4.3(b).

                  "DAMAGES" means any loss, claim, liability, damage, fine, penalty, amounts paid in settlement, costs (including costs of investigation or enforcement) or expense (including, without limitation, reasonable attorneys' fees and disbursements, witness fees and court costs).

                  "DEDUCTIBLE" shall have the meaning set forth in Section 9.4.

                  "DERBYSHIRE" shall have the meaning set forth in the preamble to this Agreement.

                  "DIRECT CLAIM" shall have the meaning set forth in Section 9.3(b).

                  "EMPLOYEE PLANS" shall have the meaning set forth in Section 4.22(a).

                  "ENGAGING IN COMPETITION" shall have the meaning set forth in
Section 6.9(a).

                  "ENVIRONMENTAL LAWS" shall have the meaning set forth in
Section 4.15(a).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXON-FLORIO AMENDMENT" shall have the meaning set forth in
Section 4.6.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator.

                  "GOVERNMENT CONTRACTS" shall mean Contracts relating to procurements by or on behalf of any Governmental Authority, including instances when the Company or any of its Subsidiaries has acted as a subcontractor at any tier.

                  "HOULIHAN LOKEY" shall have the meaning set forth in Section 4.26.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEBTEDNESS" means any indebtedness for borrowed money of the Company or any of its Subsidiaries reflected in any promissory note, indenture, bond, mortgage, credit agreement or other similar instrument, including any and all interest expenses accrued and unpaid thereon and any prepayment penalties payable with respect thereto.

                  "INDEMNITOR" means (a) with respect to any claim for indemnification or Circumstance which could give rise to a right of indemnification pursuant to Section 9.1, the Sellers, jointly and severally, and
(b) with respect to any claim for indemnification or Circumstance which could give rise to a right of indemnification pursuant to Section 9.2, Buyer.

                  "INDEPENDENT ACCOUNTANTS" shall have the meaning set forth in
Section 2.3(b)(iii).

                  "INITIAL NET WORTH" shall have the meaning set forth in
Section 2.3(a).

                  "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 4.12.

                  "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.7(a).

                  "INVESTMENTS" means any equity interest, directly or indirectly, in any other Person in excess of 5% of the total equity ownership of such Person.

                  "IRS" shall have the meaning set forth in Section 4.22(e).

                  "JUNE 30 BALANCE SHEET" shall have the meaning set forth in
Section 4.7(a).

                  "JUNE 30 FINANCIAL STATEMENTS" shall have the meaning set forth in Section 6.15(b).

                  "KNOWLEDGE" shall have the meaning set forth in Section 12.11.

                  "KNOWLEDGE OF THE COMPANY" shall have the meaning set forth in
Section 12.11.

                  "LAWS" shall mean any law, statute, code, ordinance, rule, regulation, administrative or executive order, constitution, treaty, principle of common law or other requirement of any Governmental Authority.

                  "LEASED REAL PROPERTY" shall have the meaning set forth in
Section 4.17(b).

                  "LEASES" shall have the meaning set forth in Section 4.17(a).

                  "LIENS" shall mean any mortgage, easement, right of way, lien, Option, pledge, encumbrance, adverse claim, security interest, community property interest, claim, charge, defect in title, right of first refusal or restriction of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "MATERIALITY CONDITION" shall have the meaning set forth in
Section 9.4(b).

                  "NON-COMPETITION AREA" shall have the meaning set forth in
Section 6.9(a).

                  "NON-COMPETITION TERM" shall have the meaning set forth in
Section 6.9(d).

                  "NOTICE OF OBJECTION" shall have the meaning set forth in
Section 2.3(b)(ii).

                  "OPTION" means any option, warrant, call, convertible or exchangeable security, subscription, preemptive right, other agreement or right of similar nature.

                  "ORDERS" shall mean any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

                  "OWNED PROPERTY" shall have the meaning set forth in Section 4.17(a).

                  "PERMITS" shall mean any license, permit, authorization, grant, approval, franchise, waiver, Consent, qualification or similar document or authority issued or granted by any Governmental Authority.

                  "PERMITTED LIENS" shall have the meaning set forth in Section 4.17(b).

                  "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity or Governmental Authority.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

                  "REAL PROPERTY" shall have the meaning set forth in Section 4.17(b).

                  "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

                  "SEC" shall have the meaning set forth in Section 4.23.

                  "SECURITIES ACT" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                  "SELLER GROUP" shall have the meaning set forth in Section
9.2.

                  "SELLERS" shall have the meaning set forth in the preamble to this Agreement.

                  "SHAREHOLDER INDEBTEDNESS" shall have the meaning set forth in
Section 6.14.

                  "SHARES" shall have the meaning set forth in the recitals of this Agreement.

                  "SUBSIDIARIES" shall mean any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person, whether or not at the time the shares of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency, are at the time owned, directly or indirectly, by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

                  "SUBSIDIARY SHARES" shall have the meaning set forth in
Section 4.5(b).

                  "TAX RETURNS" shall have the meaning set forth in Section 4.14(a).

                  "TAXES" shall mean any domestic or foreign federal, state or local income, franchise, business, occupation, sales/use, manufacturer's excise, payroll, withholding, Federal Insurance Contributions Act and employment and unemployment taxes, personal and real property taxes and all other taxes or charges (including all interest and penalties) measured, assessed, levied, imposed or collected by any Governmental Authority.

                  "TRUST BENEFICIARIES" shall have the meaning set forth in the preamble to this Agreement.

                  "TRUSTEES" shall have the meaning set forth in the preamble to this Agreement.

                  "TRUSTS" shall have the meaning set forth in the preamble to this Agreement.

                  "VELOZ" shall have the meaning set forth in the preamble to this Agreement.

                  "VELOZ RECEIVABLE" shall have the meaning set forth in Section 6.23.

SECTION 2:   SALE AND PURCHASE OF SHARES
             ---------------------------

         2.1 SALE AND PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (a) the Sellers shall sell, assign and transfer all of the Shares to Buyer, (b) the Sellers shall deliver to Buyer one or more stock certificates representing the Shares with duly executed stock powers attached in proper form for transfer as designated by Buyer, (c) Buyer shall purchase all of the Shares free and clear of any and all Liens, and (d) Buyer shall pay to the Sellers the Purchase Price as provided in Section 2.2 below.

         2.2 CONSIDERATION. In full consideration for the Shares, but subject to the terms and conditions of this Agreement and the Ancillary Agreements and subject to adjustment pursuant to Section 2.3 below, at the Closing Buyer shall pay to the Sellers an aggregate purchase price of One Hundred Seven Million Dollars ($107,000,000) in cash by wire transfer of immediately available funds (the "Purchase Price"). The Purchase Price will be distributed among the Sellers as set forth in SCHEDULE 2.2.

         2.3 PURCHASE PRICE ADJUSTMENT. (a) The Purchase Price shall be adjusted by an amount (the "Adjustment Amount") equal to the absolute value of the difference (if any) between (i) the Initial Net Worth and (ii) the Closing Net Worth. "Initial Net Worth" shall mean the difference between (A) the total assets of the Company as of the close of business on December 31, 1996 reduced by (B) the total liabilities of the Company as of the close of business on December 31, 1996, in each case as reflected on the audited December 31, 1996 balance sheet provided by the Company. "Closing Net Worth" shall mean the difference between (A) the total assets of the Company as of the Closing Date reduced by (B) the total liabilities of the Company as of the Closing Date, in each case as reflected on the Closing Date Balance Sheet. The Closing Net Worth shall not be reduced by (i) any legal and accounting fees associated with the transactions contemplated by this Agreement or (ii) any other transactions contemplated by this Agreement, including, without limitation, the asset transfers set forth in Sections 6.17, 6.18 and 6.19 and the transactions set forth in Section 6.23.

                  (b)(i) Within 60 calendar days of the Closing Date, Buyer shall deliver to Veloz and Derbyshire (A) the Closing Date Balance Sheet and (B) a calculation of the Closing Net Worth based on the Closing Date Balance Sheet. In connection with the review by Veloz and Derbyshire of the Closing Date Balance Sheet and Buyer's calculation of the Closing Net Worth, Buyer shall, promptly upon request, provide to Veloz and Derbyshire and their agents access to the work papers of Buyer's accountants (both internal and external) relating to the Closing Date Balance Sheet and Buyer's calculation of the Closing Net Worth and any and all documentation related thereto.

                     (ii) Unless Veloz and Derbyshire give Buyer a notice of objection ("Notice of Objection") to Buyer's calculation of the Closing Net Worth within 30 calendar days after receiving the Closing Date Balance Sheet and Buyer's calculation of the Closing Net Worth (the "Closing Date Balance Sheet Objection Period"), the Closing Date Balance Sheet and Buyer's calculation of the Closing Net Worth shall be final, conclusive and binding on the parties to this Agreement.

                     (iii) If Veloz and Derbyshire deliver a Notice of Objection within the Closing Date Balance Sheet Objection Period, Buyer, Veloz and Derbyshire shall use reasonable efforts to resolve all disputes regarding the objections of Veloz and Derbyshire set forth in the Notice of Objection. If Buyer, on the one hand, and Veloz and Derbyshire, on the other hand, are not able to resolve all disputes regarding the objections of Veloz and Derbyshire set forth in the Notice of Objection within 14 calendar days after delivery by Veloz and Derbyshire of the Notice of Objection, the remaining disputed items shall be submitted for final resolution to a nationally recognized accounting firm selected by mutual agreement of Buyer, on the one hand, and Veloz and Derbyshire, on the other hand, or if Buyer, on the one hand, and Veloz and Derbyshire, on the other hand, are unable to agree upon such accounting firm within 20 calendar days after delivery by Veloz and Derbyshire of a Notice of Objection, Buyer, Veloz and Derbyshire shall promptly instruct their respective firms of independent certified public accountants to select, within five Business Days thereafter, a third nationally recognized accounting firm (the "Independent Accountants"). After offering Veloz, Derbyshire and their representatives and Buyer and Buyer's representatives the opportunity to present their positions as to the disputed items, which opportunity shall not extend for more than 10 calendar days after the Independent

Accountants have been selected, the Independent Accountants shall deliver a written report resolving all disputed items and setting forth the basis for such resolution within 30 calendar days after Veloz, Derbyshire and Buyer have presented their positions as to the disputed items. The resolution of the Independent Accountants shall be final, conclusive and binding upon the parties to this Agreement and shall be reflected in any necessary revisions to the Closing Date Balance Sheet and Buyer's calculation of the Closing Net Worth. Notwithstanding anything in this Agreement to the contrary, the scope of the Independent Accountants' review of any dispute between Buyer, on the one hand, and Veloz and Derbyshire, on the other hand, regarding the Closing Date Balance Sheet or the calculation of Closing Date Net Worth pursuant to this Section 2.3 shall be limited solely to the resolution of the objections of Veloz and Derbyshire set forth in the Notice of Objection and Buyer shall have no right to change, revise or otherwise modify the Closing Date Balance Sheet or its calculation of the Closing Net Worth except as agreed to in writing by Veloz and Derbyshire or as required by the Independent Accountants.

                  (c) One-half of the fees, costs and expenses of the Independent Accountants for services rendered pursuant to Section 2.3(b) shall be paid by Veloz and Derbyshire and one-half of such fees, costs and expenses shall be paid by Buyer.

                  (d) If the Closing Net Worth (as finally determined pursuant to this Section 2.3) is greater than the Initial Net Worth, Buyer shall pay the Adjustment Amount (plus interest as determined pursuant to Section 2.3(e)) to the Sellers, pro rata in accordance with their respective ownership interest in the Company immediately prior to the Closing Date, on the Payment Date by wire transfer of immediately available funds to an account designated by the Sellers. If the Closing Net Worth (as finally determined pursuant to this Section 2.3) is less than the Initial Net Worth, Veloz and Derbyshire shall, jointly and severally, pay the Adjustment Amount (plus interest as determined pursuant to Section 2.3(e)) to Buyer on the Payment Date, by wire transfer of immediately available funds to an account designated by Buyer. "Payment Date" shall mean:
(i) if no Notice of Objection is timely delivered by Veloz and Derbyshire to Buyer, three Business Days after the earlier of (A) the expiration of the Closing Date Balance Sheet Objection Period and (B) the date of delivery by Veloz and Derbyshire to Buyer of a notice that Buyer's calculation of the Closing Net Worth will be accepted by Veloz and Derbyshire without objection; or
(ii) if a Notice of Objection with respect to Closing Date Balance Sheet is timely delivered to Buyer, three Business Days after the date all disputed items are finally resolved pursuant to Sections 2.3(b).

                  (e) The Adjustment Amount shall bear interest compounded monthly from the Closing Date until the date of payment at the prime rate publicly announced from time to time by Chase Manhattan Bank.


SECTION 3:   CLOSING AND DELIVERIES
             ----------------------

         3.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 on the third business day following the satisfaction of all of the conditions set forth in Sections 7 and 8 (other than those conditions that are to be satisfied at the Closing), or on such other date or at such other time and place as the parties shall mutually agree in writing (the "Closing Date"). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

         3.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following items:

                  (a) One or more certificates representing the Shares, accompanied by duly executed stock powers in proper form for transfer;

                  (b) The Certificate of Incorporation of the Company, certified as of the most recent practicable date by the Secretary of State of the State of California;

                  (c) A Certificate of the Secretary of State of the State of California as to the good standing as of the most recent practicable date of the Company in California and a certificate of good standing as of the most recent practicable date from the appropriate Governmental Authority in each state where the Company or its Subsidiaries is qualified to do business;

                  (d) A certificate of the Secretary of the Company certifying as to the Bylaws of the Company and as to the resolutions authorizing this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby;

                  (e) A tax certificate showing that each of the Company and its Subsidiaries has paid its franchise tax in the State of California and each state where it is qualified to do business;

                  (f) A certificate from each of the Sellers and an officer of the Company to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied;

                  (g) The resignation of each of Veloz and Derbyshire from their respective offices of the Company and the resignation of each of the members of the Board of Directors of the Company, each effective upon Closing;

                  (h) Satisfactory evidence in Buyer's reasonable judgment that all Indebtedness and Shareholder Indebtedness have been repaid or discharged in full; and

                  (i) An opinion of Sellers' counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel.

         3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to the Sellers the following items:

                  (a) The Purchase Price, paid by wire transfer of immediately available funds in accordance with Section 2.2;

                  (b) A certificate of an officer of Buyer to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied;

                  (c) A certificate of the Secretary of Buyer certifying as to the resolutions authorizing this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby; and

                  (d) An opinion from Buyer's counsel, dated the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel.


SECTION 4:   REPRESENTATIONS AND WARRANTIES OF THE SELLERS
             AND THE COMPANY
             -------------------------------------------

                  Each of the Sellers (other than Marlene J. Veloz, Edith T. Derbyshire and, except with respect to representations and warranties relating to the Trusts to which they are a party contained in Sections 4.1(c), 4.2, 4.3 and 4.4(b), the Trustees and Trust Beneficiaries) and the Company, jointly and severally, represents and warrants to Buyer that:

         4.1 ORGANIZATION, POWER AND AUTHORITY; CHARTER DOCUMENTS AND CORPORATE RECORDS. (a) The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently being conducted. The Company and each of its Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification or authorization, except in such jurisdictions where the failure to be so qualified or authorized, individually or in the aggregate, will not have, or would not reasonably be expected to have, a material adverse effect on the Condition of the Company.

                  (b) SCHEDULE 4.1(b) contains copies of the Charter Documents of the Company and each of its Subsidiaries that are correct and complete copies thereof. The minute books of the Company and each of its Subsidiaries have been made available to Buyer for its inspection and contain records of all meetings and consents in lieu of meeting of the Board of Directors of the Company, its Subsidiaries and the Company's shareholders since the time of the Company's organization, and such records are correct and complete in all material respects. The stock record books of the Company and each of its Subsidiaries, which have been made available to Buyer for its inspection, are correct and complete in all material respects.

                  (c) SCHEDULE 4.1(c) contains true and correct copies of the Trust Agreement or Declaration of Trust of each of the Trusts.

         4.2 VALIDITY OF AGREEMENTS; AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to undertake and perform fully the transactions contemplated hereby or thereby. All necessary corporate and shareholder action has been taken by and on behalf of the Company with respect to the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements. Each of the Trustees has the power and authority to (i) execute and deliver this Agreement and the Ancillary Agreements on behalf of the Trust, (ii) transfer and deliver to Buyer the Shares owned by such Trust and
(iii) perform its obligations under this Agreement and the Ancillary Agreements. Each of the Sellers (other than the Trusts) has full capacity, authority, power and right to (i) execute and deliver this Agreement and the Ancillary Agreements and (ii) perform his or her obligations under this Agreement and the Ancillary Agreement. This Agreement and the Ancillary Agreements have been duly executed and delivered by each of the Sellers and the Company and, assuming the due execution and delivery of this Agreement and the Ancillary Agreements by Buyer, constitute the legal, valid and binding obligations of each of the Sellers and the Company, enforceable against each of the Sellers and the Company in accordance with their terms.

         4.3 NO BREACH. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Sellers or the Company, nor the performance of their obligations hereunder or thereunder, will: (a) violate any provision of the Trusts or the Charter Documents of the Company or any of its Subsidiaries,
(b) except as set forth on SCHEDULE 4.3, violate, conflict with or result in a breach or termination of, or otherwise give any contracting party additional rights or compensation under, or the right to terminate or accelerate, or constitute a default under the terms of, any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license, arrangement or other instrument, whether written or oral, express or implied (collectively, "Contracts"), to which the Company or any of the Sellers is a party or by which any of the Assets are bound, (c) result in the creation or imposition of any Liens with respect to, or otherwise have an adverse effect upon, the Shares; (d) result in the creation or imposition of any Liens, other than Permitted Liens, with respect to, or otherwise have an adverse effect upon, the Assets; (e) violate any Order against, or binding upon, any of the Sellers or the Company, or upon the Shares or the Assets, or (f) constitute a violation by any of the Sellers or the Company or any of its Subsidiaries of any Law; except, as to clauses (b), (d), (e) (except with respect to the Shares) and (f), where such violations, breaches, defaults, terminations or rights of termination, individually or in the aggregate, will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company or impair the ability of the Sellers or the Company to perform their or its respective obligations under this Agreement or any of the Ancillary Agreements.

         4.4 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 2,000,000 Common Shares, of which 1,125,000 Common Shares are issued and outstanding, all of which are validly issued and outstanding and are fully paid and nonassessable. The Shares have not been issued in violation of, and are not subject to, and there are no, outstanding Options relating to the Shares. There are no authorized or outstanding Options under which the Company may be obligated to issue or sell any shares of capital stock or any other securities of the Company. The Shares represent the only issued and outstanding shares of capital stock of the Company. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company or any of its Subsidiaries.

                  (b) Each of the Sellers (i) is the record and beneficial owner of all of the Shares set forth opposite its name on SCHEDULE 4.4; (ii) has full power, right and authority, and any approval required by Law, to make and enter into this Agreement and the Ancillary Agreements and to sell, assign, transfer and deliver the Shares to Buyer, and (iii) has good and marketable title to the Shares set forth opposite its name on SCHEDULE 4.4 free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, Buyer shall acquire good and marketable title to the Shares, free and clear of all Liens.

         4.5 SUBSIDIARIES AND INVESTMENTS. (a) Except as set forth on SCHEDULE 4.5, the Company has no Subsidiaries or Investments.

                  (b) The Company owns all of the issued and outstanding shares of capital stock of each of its Subsidiaries (collectively, the "Subsidiary Shares"), in each case free and clear of all Liens. There are no authorized or outstanding Options relating to the Subsidiary Shares or with respect to which any Subsidiary may be obligated to issue or sell any shares of capital stock or any other securities of such Subsidiary. SCHEDULE 4.5 sets forth the authorized capital stock of each Subsidiary. The Subsidiary Shares are validly issued and outstanding and are fully paid and nonassessable. The Subsidiary Shares have not been issued in violation of, and are not subject to, and there are no, outstanding Options relating to the Subsidiary Shares. Veloz and Derbyshire shall cause the certificates representing each of the Subsidiary Shares to be delivered to Buyer at the Closing.

         4.6 CONSENTS. Except as set forth on Schedule 4.6 and except for compliance with the HSR Act and filing or approval under Section 721 of the Defense Production Act of 1950, as amended (the "Exon-Florio Amendment"), no Consents are required in connection with the execution and delivery by the Sellers or the Company of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for those Consents, the failure of which to obtain, individually or in the aggregate, will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company or materially impair the ability of the Sellers or the Company to perform their or its respective obligations under this Agreement or any of the Ancillary Agreements.

         4.7 FINANCIAL STATEMENTS. (a) The Company has delivered to Buyer correct and complete copies of (i) the audited balance sheets of the Company as of December 31, 1996 and 1995, and the related audited statements of operations, shareholders' equity and cash flows for the years then ended, together with the notes thereto and the reports thereon of the independent auditors of the Company, and the other financial information included therewith (collectively, the "Audited Financial Statements"), and (ii) the unaudited balance sheet of the Company as of June 30, 1997 (the "June 30 Balance Sheet") and the related unaudited statements of operations, shareholders' equity and cash flows for the six-month period then ended (collectively, the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Company Financial Statements"). The Audited Financial Statements and the Interim Financial Statements are attached as SCHEDULE 4.7(a).

                  (b) The Audited Financial Statements and, except as provided in SCHEDULE 4.7(b), the Interim Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated (subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in Audited Financial Statements)), and fairly present the financial position, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the respective dates thereof and for the periods therein indicated.

                  (c) The June 30 Financial Statements will be attached as
SCHEDULE 4.7(c) as soon as such financial statements are prepared. As of the Closing Date, the June 30 Financial Statements will fairly present the financial position, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at such dates and for such periods, and will have been prepared in accordance with GAAP, consistently applied.

         4.8 CONDUCT OF BUSINESS. Except as set forth on SCHEDULE 4.8, since December 31, 1996 (the "Balance Sheet Date"), the Company and its Subsidiaries have operated their businesses only in the ordinary course, and there has not been any material adverse change in the Condition of the Company. Without limiting the foregoing, except as set forth in SCHEDULE 4.8, since the Balance Sheet Date, none of the Company or its Subsidiaries has taken any of the actions prohibited under Section 6.3. For purposes of this SECTION 4.8, transactions between the Company and Veloz and Derbyshire of the type and in the amounts substantially similar to those transactions between the Company and Veloz and Derbyshire previously disclosed to Buyer shall be considered to be in the ordinary course.


         4.9 AGREEMENTS. (a) SCHEDULE 4.9(a) sets forth a list, as of the date hereof, of the following Contracts to which the Company or any of its Subsidiaries is a party:

                           (i) Each employment, consulting or severance Contract
with an employee, former employee, director or officer that is not terminable at will by the Company or any of its Subsidiaries and that (A) will require the payment of amounts by the Company or any of its Subsidiaries after the Closing Date in excess of $75,000 annually or (B) has a stated term in excess of one year;

                           (ii) Each collective bargaining agreement with any
labor union;

                           (iii) Each Contract or commitment for capital
expenditures or for the acquisition or construction of fixed assets that requires aggregate future payments in excess of $50,000;

                           (iv) Except for purchase orders entered into in the
ordinary course of business, each Contract granting to any Person a first-refusal, first-offer or similar preferential right to purchase or acquire any right or asset (or group of related assets) used in the operation of the business of the Company or any of its Subsidiaries;

                           (v) Each indenture, mortgage, loan or credit
agreement under which the Company or any of its Subsidiaries has borrowed any money or issued any note, bond, indenture or other evidence of Indebtedness (including capital lease obligations), or guaranteed

Indebtedness of others or the obligations or liabilities of any Person that involves more than $50,000 or is not reflected on the June 30 Balance Sheet;

                           (vi) Each Contract with any manufacturer's
representative, distributor or other sales agent having a remaining term in excess of one year and that is not terminable by the Company or any of its Subsidiaries without penalty or payment of compensation on 90 calendar days or less notice;

                           (vii) Each Contract under which the Company or any of
its Subsidiaries is (A) a lessee of any real property owned by a third party,
(B) a lessor of any real property owned by the Company or any of its Subsidiaries, (C) a lessee of any machinery, equipment, vehicle or other tangible personal property owned by a third party or (D) a lessor of any tangible personal property owned by the Company or any of its Subsidiaries, in any such case which requires aggregate annual payments either by or to the Company or any of its Subsidiaries, as the case may be, in excess of $50,000;

                           (viii) Each Contract for the purchase or sale of raw
materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which either requires performance over a period of more than one year or requires aggregate future payments in excess of $100,000 and is not cancelable without penalty or payment of compensation;

                           (ix) Each partnership or joint venture agreement;

                           (x) Each confidentiality agreement that has or could
have a significant impact on the operations of the business of the Company and its Subsidiaries and each non-competition agreement (other than those benefitting the Company or any of its Subsidiaries under which the Company or any such Subsidiary has no current or future obligations); and

                           (xi) Each other Contract or commitment that (A)
involves future payments by or to the Company or any of its Subsidiaries in excess of $100,000, and (B) is not a purchase or sales order or other Contract entered into in the ordinary course of the business of the Company or any of its Subsidiaries.

                  (b) Except as set forth on SCHEDULE 4.9(b), each Contract listed or described thereon is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect, and each of the Company and its Subsidiaries, as the case may be, has performed all material obligations required to be performed by it under the Contracts so listed or described and is not (with or without the lapse of time or the giving of notice or both) in breach or default in any respect thereunder, except for such breaches and defaults which, individually or in the aggregate, will not have, and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

         4.10 LABOR RELATIONS AND PRACTICES. There are no material Actions pending, or to the knowledge of the Company, Veloz and Derbyshire, threatened between the Company and its employees. The Company has no Contracts with any labor union or other labor organization or employee bargaining group relating to its employees. Neither the Company nor Veloz or Derbyshire have knowledge of any efforts being made on the part of any labor union or other labor organization or employee bargaining group or any employee with respect to representation or organization of any of the Company's employees.

         4.11 LICENSES AND PERMITS. SCHEDULE 4.11(a) sets forth a complete and accurate list and description of all Permits held by the Company and its Subsidiaries. Each of the Permits listed on SCHEDULE 4.11 is valid and in full force and effect. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of such Permits and there is no pending or, to the knowledge of the Company, Veloz and Derbyshire, threatened termination, expiration or revocation thereof. Except as set forth on SCHEDULE 4.11(b), the Company and its Subsidiaries have all of the Permits necessary to permit the Company and its Subsidiaries to lawfully conduct and operate their respective businesses in the manner currently conducted and operated and to permit the Company and its Subsidiaries to own and use their respective assets in the manner in which they currently own and use such assets, except where the failure to have such a Permit or Permits, individually or in the aggregate, will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company.

         4.12 INTELLECTUAL PROPERTY. SCHEDULE 4.12 sets forth an accurate and complete list of all patents, patent applications, patent licenses, software licenses, know-how, licenses, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications and all other intangible property rights or technology owned or used by the Company and its Subsidiaries in the operation of their respective businesses (collectively, the "Intellectual Property"), with each item listed on SCHEDULE 4.12 specifically designated as owned or licensed by the Company or its Subsidiaries. Except as set forth on
SCHEDULE 4.12, the Company and its Subsidiaries, without payment of any license fee, royalty or similar charge, owns the entire right, title and interest in and to the Intellectual Property, and the Company and its Subsidiaries have the exclusive right to use and license the same to others without infringement or violation of the rights of others. To the knowledge of the Company, Veloz and Derbyshire, there are no Actions, Orders or other adverse claims affecting or challenging the Intellectual Property. To the knowledge of the Company, Veloz and Derbyshire, no Person is infringing the Intellectual Property.

         4.13 ORDERS AND ACTIONS. Except as set forth on SCHEDULE 4.13, there are no (a) outstanding Orders against the Sellers or the Company or any of its Subsidiaries, or any of the Assets, (b) Actions pending or, to the knowledge of the Company, Veloz and Derbyshire, threatened against the Sellers, the Company or any of its Subsidiaries, or any of the Assets, which, if adversely determined, (i) will result in, or would reasonably be expected to result in, liability in excess of $100,000 individually or $250,000 in the aggregate to the Company or any of the Subsidiaries, (ii) will have, or would reasonably be expected to have, a material adverse effect on any Intellectual Property or
(iii) otherwise will have, or would reasonably be expected to have, a material adverse effect on the Condition of the Company or to impair the ability of the Sellers or the Company to perform their or its respective obligations under this Agreement or any of the Ancillary Agreements or (c) Actions pending, or to the knowledge of the Company, Veloz and Derbyshire, threatened against the Sellers, the Company or any of its Subsidiaries with respect to the transactions contemplated hereby. SCHEDULE 4.13 lists all Actions or series of related Actions against the Company or any of its Subsidiaries or any predecessor (whether arising out of similar facts or circumstances, a consistent or pervasive course of conduct or practice or otherwise) which have been settled in the last five years for amounts in excess of $25,000 (and the amounts paid in settlement thereof) or settlements which will have, or would reasonably be expected to have, a material adverse effect on any Intellectual Property or the Condition of the Company.

         4.14 TAXES. (a) All federal, state, local, and foreign tax returns and reports (collectively, "Tax Returns") that are or were required to be filed before the Closing by, or with respect to, the Company, its Subsidiaries, or any of their respective income, properties or operations, have been timely filed or caused to be filed. Except as set forth on SCHEDULE 4.14(a), all Taxes owed by the Company or any of its Subsidiaries for the taxable periods covered by such Tax Returns (whether or not shown to be due on such Tax Returns) have been paid. The Assets are not subject to any Liens, whether or not perfected, for any Taxes or assessments or similar government charges.

                  (b) Except as set forth on SCHEDULE 4.14(b), all Tax Returns of the Company and its Subsidiaries relating to taxable years that remain open are true and correct in all material respects.

                  (c) Except as set forth on SCHEDULE 4.14(c), as of the date hereof, (i) there are no material pending or, to the knowledge of the Company, Veloz and Derbyshire, threatened audits, claims, deficiencies or adjustments against the Company or any of its Subsidiaries relating to any liability for Taxes, and (ii) neither the Company nor any of its Subsidiaries has granted any extensions of the statutes of limitations for the assessment or collection of any Taxes which remain in effect.

                  (d) No claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such non-filing Company or Subsidiary is or may be subject to Tax in such jurisdiction.

                  (e) The Company made a timely and valid election to be treated as an "S corporation" for federal income tax purposes pursuant to Section 1362 of the Code (and for state purposes in all states in which the Company was engaged in business that permit such election) effective as of October 1, 1992, and such S corporation election was terminated by revocation pursuant to Section 1362(d)(1) of the Code effective January 1, 1997.

                  (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

                  (g) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6652 of the Code.

                  (h) Neither the Company nor any of its Subsidiaries (x) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (y) has any liability for the Taxes of any Person (other than of any of the Company or its Subsidiaries) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                  (i) Neither the Company nor any of its Subsidiaries has agreed to an adjustment under Section 481 of the Code with respect to a change in method of accounting.

         4.15 ENVIRONMENTAL. Except as set forth in SCHEDULE 4.15, to the knowledge of the Company, Veloz and Derbyshire:

                  (a) The operations, properties and assets of the Company and its Subsidiaries are and have complied in all material respects with the requirements of all applicable federal, state, local and foreign environmental, health and safety statutes, regulations, Orders, common law and other requirements having the force and effect of Law relating to public or workplace health and safety or pollution and protection of the environment (including, without limitation, those relating to the Release of contaminants into the environment) (collectively, "Environmental Laws");

                  (b) The operations, properties and assets of the Company and its Subsidiaries are not the subject of any notice of any federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Contaminant into the environment;

                  (c) Each of the Company and its Subsidiaries possesses, is in compliance in all material respects with, and has complied in all material respects with, all Permits required for the conduct of the Company's and its Subsidiaries' businesses under Environmental Laws. All such Permits are presently in full force and effect;

                  (d) Neither the Company nor any of its Subsidiaries has generated, stored, transported, recycled, treated, disposed of or otherwise handled in any way any Contaminants for itself or for any other Person, nor has any other Person at any time stored, transported, recycled, treated, disposed of or otherwise handled in any way any Contaminants on any property owned or leased by the Company or any of its Subsidiaries at any time, except in material compliance with all Environmental Laws;

                  (e) There are no locations where any Contaminants from the operation of the Company's or any of its Subsidiaries' businesses have been stored, treated, recycled or disposed of, except in material compliance with all Environmental Laws;

                  (f) There are no Contaminants located on, within or under any land, buildings or other improvements owned or leased by the Company or any of its Subsidiaries at any time, including any surface and subsurface waters on or under any real property owned or leased by the Company or any of its Subsidiaries at any time;

                  (g) There is no ongoing or threatened Release, and there has been no past Release, of Contaminants into the environment from the operation of the Company or any of its

Subsidiaries or from any facility at which any Contaminants generated by the Company or any of its Subsidiaries have been stored, treated, recycled or disposed of;

                  (h) There are no PCB's nor any asbestos located on or within any land, building or other improvement owned or leased by the Company or any of its Subsidiaries;

                  (i) Neither the Company nor any of its Subsidiaries is under any current obligation imposed by any Governmental Authority to make any expenditure to achieve or maintain compliance with any environmental requirement;

                  (j) None of Veloz, Derbyshire or the Company has received oral or written notice from any Person, including any employee, that such Person may have impaired health, or that the environment may have been damaged, as the result of the operation of the business of the Company and its Subsidiaries or the Release of Contaminants from or on any land, building or other improvement owned or leased by the Company or any of its Subsidiaries; and

                  (k) No underground storage tanks are or have ever been located on any properties owned or leased by the Company or any of its Subsidiaries.

         For purposes of this Section 4.15, references to the Company shall be deemed to include any Affiliate and predecessor thereof and any such contractor of the Company for whose conduct or omission the Company or any of its Subsidiaries may be held liable.

         4.16 INSURANCE. (a) The Company has insurance policies in full force and effect for such amounts as are sufficient (i) for material compliance with all requirements of Law and of all Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound and (ii) to provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries for all risks customarily insured against by a Person engaged in a similar business.

                  (b) Set forth in SCHEDULE 4.16 is a list of all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to the Company or any of its Subsidiaries or their respective businesses or properties, setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium. Except as set forth on SCHEDULE 4.16, each policy is in full force and effect and will remain in full force and effect through the Closing. SCHEDULE 4.16 also describes any self-insurance or risk retention arrangements currently in effect for the Company and its Subsidiaries.

         4.17 TITLE TO ASSETS; SUFFICIENCY OF ASSETS. (a) SCHEDULE 4.17(a) sets forth a description of each parcel of real property owned by the Company or any of its Subsidiaries (the "Owned Property") and a list of all of the leasehold interests of the Company and its Subsidiaries (the "Leases"). There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties (other than the Company and its Subsidiaries) the right of use or occupancy of any portion of the Real Property, and there are no parties (other than the Company and the Subsidiaries) in possession of any portion of the Real Property.

                  (b) Except as set forth on SCHEDULE 4.17(b), (i) each of the Company and its Subsidiaries has good and marketable title to the Owned Property, valid and enforceable leasehold interests with respect to the leases of real property that require aggregate annual payments either by the Company or any Subsidiary, as the case may be, in excess of $50,000 (the "Leased Real Property," and together with the Owned Property, the "Real Property") and good title, valid and enforceable leasehold interests, licenses or rights to occupy, possess or use all other material assets, properties and rights which it occupies, possesses, uses or purports to own, whether or not reflected on the Company Financial Statements (the Owned Property, the Leased Property and such other assets, properties and rights that purports to be owned or leased by the Company and its Subsidiaries are collectively referred to herein as the "Assets"), free and clear of all Liens, except for the following ("Permitted Liens"): (A) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (B) with respect to the Real Property, easements, covenants, conditions, encroachments and restrictions, including any zoning or other governmentally-established restrictions or encumbrances which do not materially interfere with the conduct of the business of the Company and its Subsidiaries or the use or enjoyment of such Real Property and as to which no material violation or encroachment exists; (C) workers or unemployment compensation Liens arising in the ordinary course of business consistent with past practice; and (D) mechanic's, materialman's, supplier's, vendor's or similar Liens arising in the ordinary course of business consistent with past practice securing amounts which are not delinquent and (ii) the tangible Assets are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

                  (c) The Assets include all rights, properties and other assets necessary for the conduct of the business of the Company and its Subsidiaries in all material respects in the same manner as the business of the Company and its Subsidiaries has been conducted by the Company and its Subsidiaries prior to the date hereof.

         4.18 GOVERNMENT CONTRACTS. (a) Except as set forth on SCHEDULE 4.18(a), each of the Company and its Subsidiaries has complied in all material respects with all applicable Laws, rules, policies, procedures, regulations, accounting standards, cost principles, cost accounting standards, solicitation provisions and contract clauses in conducting all past and present activities relating to Government Contracts and Government Contract procurements, including, without limitation, accounting and record keeping activities, disclosures, reports, wage and hour regulations, certifications and representations, testing and marketing activities, proposal and bid preparation and submissions, negotiations as well as contract performance. All proposals, representations, statements, disclosures, reports, invoices and certifications made in connection with Government Contracts were current, accurate and complete. There are not now, nor have there been within the last five years any government investigations or audits of the Company or any of its Subsidiaries or any officer or employee of the Company or any of its Subsidiaries in connection with Government Contract activities. Except as set forth in SCHEDULE 4.18(a) hereto, each Government Contract of the Company and its Subsidiaries is expected to finish substantially on schedule and within budget, in each case substantially in accordance with the schedule and budget disclosed to Buyer prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries presently has any basis to conclude that existing schedules or budgets are not reasonable.

                  (b) Neither the Company nor any of its Subsidiaries has been determined to be "non-responsible" in connection with any Government Contract procurement. Except as set forth in SCHEDULE 4.18(b), neither the Company nor any of its Subsidiaries has received any notice, and none of the Company, Veloz or Derbyshire is aware of any circumstances that would justify such a notice, that any of its Government Contracts have been or may be terminated, either for convenience or default. Neither the Company nor any of its Subsidiaries is presently debarred or suspended, or proposed for debarment or suspension from procurements or non-procurements at the federal, state or local governmental levels, and are not aware of any circumstances that would justify a proposal or decision to suspend or debar the Company or any of its Subsidiaries from procurement or non-procurement activities. The Company, its Subsidiaries and their respective personnel have all necessary security clearances to perform outstanding Government Contracts and none of the Company, Veloz or Derbyshire is aware of any circumstances that may lead to the suspension or revocation of such security clearances. Neither the Company nor any of its Subsidiaries has engaged in any illegal, fraudulent or improper conduct in connection with Government Contract activities.

                  (c) Except as set forth in SCHEDULE 4.18(c), none of the Company, Veloz or Derbyshire has received oral or written notice from any Governmental Authority or prime contractor regarding the termination or suspension of any Government Contract, the cessation of any delivery orders thereunder, any reduction by any Governmental Authority in the amount of its business with the Company or any of its Subsidiaries or defective pricing.

                  (d) Except as set forth in SCHEDULE 4.18(d) and except for such claims that would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Company, there have been no outstanding claims submitted by or against the Company or any of its Subsidiaries in connection with their respective government contracting activities and none of the Company, Veloz or Derbyshire has basis to conclude that any claims may be submitted by or against the Company or any of its Subsidiaries in connection with past and present government contracting activities.

         4.19 UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.19 and except that no representation is made in this Section 4.19 with respect to matters covered in Section 4.15, neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the June 30 Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the date thereof.

         4.20 COMPLIANCE WITH LAWS AND ORDERS. Each of the Company, its Subsidiaries and each of the facilities on any of the Real Property is, and since January 1, 1992 each of the Company, its Subsidiaries and each of the facilities on any of the Real Property has been, in compliance with all applicable Orders and Laws, except for such noncompliance, if any, as will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company. No representation is made in this Section 4.20 with respect to matters covered in Section 4.15.

         4.21 AFFILIATED TRANSACTIONS. Except for those agreements or transactions listed on SCHEDULE 4.21, contemplated by this Agreement, previously disclosed to Buyer and fees paid to directors and salaries paid to officers, neither the Company nor any of its Subsidiaries have, within the past three years, (a) paid any dividends or distributions to its shareholders or (b)(i) paid, loaned or advanced any amount to, (ii) sold, transferred or leased any properties or assets to, or (iii) entered into or continued any agreement, arrangement or understanding (written or otherwise) with, any of its officers, directors or shareholders or any Affiliate or "associate" (as such term is defined in the Securities Exchange Act of 1934) of any such Persons (other than the Company or its Subsidiaries). No shareholder or any Affiliate or associate of Veloz, Derbyshire or any Sellers (i) has, or since December 31, 1995, has had, any interest in any property, whether real, personal, mixed and whether tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries, or (ii) owns, or since December 31, 1995 has owned, of record or as a beneficial owner an equity interest or any other financial or profit interest in, a Person that has (A) had business dealings or a material financial interest in any transactions with the Company or any of its Subsidiaries, or (B) engaged in competition with the Company or any of its Subsidiaries with respect to any line of the products or services of the Company or such Subsidiary in any market presently served by the Company or such Subsidiary. Except as set forth in SCHEDULE 4.21, none of the Sellers or any Affiliate or associate of the Sellers is a party to any Contract with, or has any claim or right against, the Company or any of its Subsidiaries.

         4.22 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except for the employee plans disclosed on SCHEDULE 4.22(a) (the "Employee Plans"), neither the Company nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to any Employee Benefit Plan (as defined in Section 3(3) of ERISA), or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, health, welfare, vacation, pension, profit-sharing or deferred compensation plan, agreement or arrangement providing benefits for employees or former employees of the Company and its Subsidiaries nor has the Company, any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries taken any action directly or indirectly to obligate the Company or any of its Subsidiaries to institute any such employee benefit plan.

                  (b) Neither the Company nor any of its Subsidiaries has any liability with respect to any Employee Benefit Plan or any arrangements or practices of the type described in the preceding sentence previously maintained or contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries previously had an obligation to contribute, which will have, or would reasonably be expected to have, a material adverse effect upon the Condition of the Company. Veloz and Derbyshire previously delivered or caused to be delivered to Buyer or its counsel complete and correct copies of each of the Employee Plans, including all amendments thereto, and any other documents, forms or other instruments relating thereto reasonably requested by Buyer or its counsel. Except as disclosed on SCHEDULE 4.22(b), all Employee Plans have been maintained in material compliance with all Laws, including ERISA, and all Orders and have been administered in accordance with the terms of the applicable plan documents, except where such failure to comply will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company.

                  (c) Except as disclosed on SCHEDULE 4.22(c), and except for continuation coverage under Section 4980B of the Code or as required by any Law (including ERISA), neither the Company nor any of its Subsidiaries has made any promises or commitments to provide, and is under any obligation or liability to provide, (i) medical benefits (including through insurance) to retirees of the Company or any of its Subsidiaries or their dependents or (ii) life insurance or other death benefits (including through insurance) to retirees of the Company or their dependents.

                  (d) No Employee Plan (i) is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) is or at any time was subject to Title IV of ERISA, (iii) is or at any time was subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or (iv) is or at any time was a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA, or Section 414(f) of the Code, or a "multiple employer plan" within the meaning of Section 413(c) of the Code. No trade or business is or, at any time within the past six years, has been, treated, together with the Company and its Subsidiaries, as a single employer under Section 414 of the Code or Section 4001 of ERISA.

                  (e) Each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the Internal Revenue Service ("IRS") to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code.

                  (f) With respect to any insurance policy that has, or does, provide funding for benefits under any Employee Plan, (i) there is no liability of the Company or any of its Subsidiaries, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof except where such liability will not have, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company, and (ii) to the knowledge of the Company, Veloz and Derbyshire, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

                  (g) The execution and performance of this Agreement or any of the Ancillary Agreements will not (i) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any present or former officer, employee, director, shareholder or consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due under any Employee Plan to any employee, officer, director, shareholder or consultant of the Company or any of its Subsidiaries.

                  (h) Except as set forth on SCHEDULE 4.22(h), all contributions, transfers and payments by the Company or any of its Subsidiaries in respect of any Employee Plan have been or are fully deductible under the Code.

                  (i) No Employee Plan provides benefits to any individual who is not a current or former employee of the Company or any of its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

                  (j) Other than routine claims for benefits, there are no Actions with respect to any Employee Plan.

                  (k) Except as set forth on SCHEDULE 4.22(k), all (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Employee Plan prior to the Closing will have been paid, made or accrued on or before the Closing.

                  (l) The Company and each of its Subsidiaries have reserved all rights necessary to amend or terminate each of the Employee Plans without any Consents of any other Person.

                  (m) The execution and performance of this Agreement will not result in payments (or transfers of property) which constitute "excess parachute payments" within the meaning of Section 280G of the Code.

         4.23 COMPANY INFORMATION. None of the information supplied by the Sellers or the Company for inclusion in Buyer's registration statement or other securities offering document relating to the proposed issuance of securities of the Buyer will, at the respective times filed with the Securities and Exchange Commission ("SEC") and distributed to prospective purchasers of such securities, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.24 DISCLOSURE. None of Veloz, Derbyshire or the Company have withheld from Buyer any material facts relating to the assets, properties, liabilities, business, operations, financial condition, results of operations or prospects of the Company and its Subsidiaries. Neither this Agreement (including the Schedules hereto) or the Ancillary Agreements nor any other agreement, document, certificate or written statement furnished to Buyer by or on behalf of the Sellers or the Company in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. No representation is made in this Section 4.24 with respect to matters covered in Section 4.15.

         4.25 INDEBTEDNESS. SCHEDULE 4.25 contains a complete and correct description of all Indebtedness and Shareholder Indebtedness, the names of the creditors or debtors, respectively, and the amount outstanding as of June 30, 1997, and a complete and accurate list of any additional creditors and debtors from such date through the date of this Agreement.

         4.26 BROKERAGE. Except for the compensation payable to Houlihan Lokey Howard & Zukin ("Houlihan Lokey") in connection with the transactions contemplated by this Agreement, which shall be paid by Veloz and Derbyshire, no broker, finder or similar agent has been employed by or on behalf of the Sellers or the Company, and no Person with which the Sellers or the Company has had any dealings or communications of any kind other than Houlihan Lokey is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.


SECTION 5:   REPRESENTATIONS AND WARRANTIES OF BUYER
             ---------------------------------------

         Buyer represents and warrants to the Sellers that:

         5.1 INVESTMENT INTENT. The Shares are being purchased for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

         5.2 ORGANIZATION, POWER AND AUTHORITY. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently being conducted.

         5.3 AUTHORIZATION AND EXECUTION. Buyer has the corporate power and authority to execute and deliver this Agreement and any Ancillary Agreements and to undertake and perform fully the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and any Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and any Ancillary Agreements have been duly executed and delivered by Buyer, and assuming the due execution and delivery of this Agreement and the Ancillary Agreements by the Sellers and the Company, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

         5.4 NO BREACH. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer nor the performance of its obligations hereunder or thereunder will violate, conflict with or result in a breach of any Law or Order or the Charter Documents of Buyer, except where such violations, conflicts or breaches, individually or in the aggregate, will not have, and would not reasonably be expected to have, a material adverse effect on the results of operation and financial condition of Buyer or impair the ability of Buyer to perform its obligations under this Agreement.

         5.5 CONSENTS AND APPROVALS. To the knowledge of Buyer, except for compliance with the HSR Act and the Exon-Florio Amendment, no Consent is required with respect to the actions of Buyer in connection with the execution and delivery of this Agreement by Buyer or in order for Buyer to perform its obligations under this Agreement.

         5.6 ORDERS AND ACTIONS. There are no material (i) outstanding Orders against Buyer or (ii) Actions pending or, to the knowledge of Buyer, threatened against Buyer, in each case, which will have, or would reasonably be expected to have, a material adverse effect on the results of operations and financial condition of Buyer or impair the ability of Buyer to perform its obligations under this Agreement

         5.7 BUYER'S FINANCING. Buyer has received a proposal letter from Chase Manhattan Bank ("Chase") to provide Buyer with all of the financing required to enable Buyer to consummate the transactions contemplated hereby (the "Chase Letter").

         5.8 BROKERAGE. No broker, finder or similar agent has been employed by or on behalf of the Buyer, and no Person with which the Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.


SECTION 6:   COVENANTS AND AGREEMENTS OF THE PARTIES
             ---------------------------------------

         6.1 CLOSING CONDITIONS. The Sellers shall, and shall cause the Company and its Subsidiaries to, use all reasonable efforts to cause the conditions to the obligation of the Sellers and the Buyer to consummate the transactions contemplated by this Agreement to be fulfilled and Buyer shall use all reasonable efforts to cause the conditions to its obligation and the obligation of the Sellers to consummate the transactions contemplated by this Agreement to be fulfilled.

         6.2 REASONABLE ACCESS. From the date hereof until the Closing, the Sellers shall cause the Company and its Subsidiaries to give Buyer and its representatives (including its lenders or other sources of financing), upon reasonable notice to Veloz or Derbyshire reasonable access to the assets, properties, books, records, agreements, employees and commitments of the Company and its Subsidiaries and shall cause the Company and its Subsidiaries to permit Buyer to make such inspections as it may reasonably require and to furnish Buyer during such period with all such information relating to the Company and its Subsidiaries as Buyer may from time to time reasonably request.

         6.3 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the Sellers shall cause the Company and its Subsidiaries to conduct their business only in the ordinary course consistent with past practice, except in connection with the transactions contemplated hereby. For purposes of this
Section 6.3, transactions between the Company and Veloz of the type and in the amounts substantially similar to those transactions between the Company and Veloz previously disclosed to Buyer shall be considered to be in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as otherwise expressly permitted by this Agreement or as set forth on Schedule 6.3, between the date hereof and the Closing Date, Veloz and Derbyshire shall cause the Company and its Subsidiaries to use reasonable efforts to preserve its existing business relationships and affiliations intact and keep available the services of its present employees and shall not permit the Company or any of its Subsidiaries to:

                  (a) Issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of its capital stock, or grant or issue, or agree to grant or issue, any Options relating to the issuance thereof;

                  (b) Acquire any shares of its capital stock or declare any dividends with respect to its shares of capital stock in securities or other property or make any other non-cash distribution with respect to its capital stock;

                  (c) Except in the ordinary course of business consistent with past practice, sell, pledge, dispose of or encumber any of the Assets;

                  (d) Except in the ordinary course of business consistent with past practice, or as necessary or advisable under applicable Law, make or permit to be made any material amendment or termination of any Contract listed on
SCHEDULE 4.9 or of any Employee Plan;

                  (e)  Amend or authorize any amendment of its Charter
Documents;

                  (f) Merge with or into, consolidate with or acquire all or substantially all of the stock or assets of any other Person;

                  (g) Enter into any commitment, contract, lease, sublease, license or sublicense (or series of related commitments, contracts, leases, subleases, licenses or sublicenses) either involving more than $100,000 or outside the ordinary course of business consistent with past practice;

                  (h) Commit to the acquisition or construction of any property, plant or equipment in excess of $100,000 individually or $500,000 in the aggregate;

                  (i) Create, incur, assume, or guarantee any indebtedness (including capital lease obligations) involving $50,000 individually or $200,000 in the aggregate or outside the ordinary course of business consistent with past practice;

                  (j) Discharge or cancel any material claim or right with respect to any Intellectual Property;

                  (k) (i) Other than pursuant to existing employment agreements, make or grant any increases in the compensation or benefits payable or to become payable to (A) any of its officers or directors or (B) other employees whose current salary exceeds $75,000 per year, (ii) adopt, amend, modify, or terminate any Employee Plan or any retirement, deferred compensation, bonus, insurance, pension or material fringe benefit plan, program or arrangement (or make any loan or other credit accommodation) to or for any officer, employee or director, or (iii) other than in the ordinary course of business consistent with past practices, make any contribution to any Employee Plan or any retirement, deferred compensation or bonus program, plan or arrangement for the benefit of any employee, officer or director; and

                  (l) Make or enter into any agreement or understanding to do any of the foregoing.

         6.4 LITIGATION. Until the Closing, each of the Company, Veloz and Derbyshire shall promptly notify Buyer of any Actions that, to the knowledge of the Company, Veloz and Derbyshire, are commenced, made or threatened against the Company or the Sellers that are reasonably likely to have a material adverse effect on the Condition of the Company or impair the ability of the Company or the Sellers to perform its or their obligations under this Agreement and Buyer shall promptly notify each of the Company, Veloz and Derbyshire of any Actions that, to the knowledge of Buyer, are commenced, made or threatened against Buyer that are reasonably likely to impair the ability of Buyer to perform its obligations under this Agreement.

         6.5 PUBLICITY. The Company, Veloz, Derbyshire and the Buyer shall make a joint press release announcing the execution of this Agreement and the transactions contemplated hereby that shall be acceptable to each of the Company, Veloz, Derbyshire and the Buyer. No other publicity release or announcement concerning the transactions contemplated hereby shall be issued by either party without the advance consent of such other party, except any such release or announcement as may be required by applicable Law.

         6.6 REGULATORY FILINGS. (a) As promptly as practicable after the date of this Agreement, Buyer and the Sellers shall make, or cause to be made, such filings as may be required pursuant to the HSR Act and the Exon-Florio Amendment with respect to the transactions contemplated by this Agreement. Thereafter, Buyer and the Sellers will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission, the United States Department of Justice and/or the Committee on Foreign Investment in the United States ("CFIUS"), as appropriate, any supplemental information that may be requested pursuant to the HSR Act or the Exon-Florio Amendment. All filings referred to in this Section 6.6 will comply in all material respects with the requirements of the respective Laws pursuant to which they are made.

                  (b) Without limiting the generality or effect of Section 6.6(a), each party to this Agreement will (i) use reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act or the Exon-Florio Amendment, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties, and (iii) cooperate with the other parties and use reasonable best efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other judicial or administrative order that may be entered into in connection with the transactions contemplated by this Agreement.

                  (c) As promptly as practicable, Buyer, the Company and the Sellers will make, or cause to be made, all filings with courts or other Governmental Authorities and apply in writing for all other material governmental or third party approvals and consents in form reasonably satisfactory to Buyer and the Sellers in their judgment reasonably exercised, required to be taken, made or obtained by them in order to effectuate the transactions contemplated hereby, will cooperate with the other in effecting the foregoing, and will deliver to the other copies of such filings, approvals and consents.

         6.7 POST-CLOSING ACCESS. Buyer, on the one hand, and the Sellers, on the other hand, agree to retain for a period of six years after the Closing Date any and all books and records relating to the Assets, liabilities and business of the Company and its Subsidiaries that exist on, or existed prior to, the Closing Date and that are related to the transactions contemplated hereby. In the event any of such parties needs access to such books and records for the purposes of (a) responding to any inquiries of any Governmental Authority, (b) preparing tax returns and financial statements, or (c) any other similar business purpose (including, without limitation, effecting a registration of any securities of the Company or any of its Subsidiaries under the Securities Act), each of the parties will allow authorized representatives of the other parties access to such books and records upon reasonable notice during normal business hours for the sole purpose of obtaining information for use as aforesaid and will permit the other parties to make such extracts and copies thereof as may be necessary and, if required for such purpose, to have access to and possession of original documents. Upon request, each of the parties shall provide the authorized representatives of the other parties with reasonable assistance and guidance in connection with the retrieval, organization and review of such records. Each of the parties shall maintain such records during such six-year period in the format (electronic or otherwise) in which such records are currently maintained. After expiration of such six-year period, each of the parties shall have the right to cause the disposition of any such books and records in its possession, but shall do so only upon providing the other parties with 30 days advance written notice. Each of the parties shall have the right, at its own expense within 30 days after its receipt of such notice, to make copies or extracts of such books and records, or to obtain the originals thereof for its own use.

         6.8 EXPENSES OF SALE. Except as otherwise expressly provided in this Agreement, the Sellers, on the one hand, and Buyer, on the other hand, shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby; provided, however, that the parties agree that (i) after the Closing the Buyer shall pay or cause the Company to pay the reasonable legal and accounting fees of the Sellers and the Company incurred on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and (ii) Veloz and Derbyshire shall have sole responsibility for, and shall pay, any and all fees payable to Houlihan Lokey.

         6.9 COVENANT NOT TO COMPETE. (a) During the Non-competition Term, Veloz covenants that he shall not, and shall not permit any of his Affiliates to, either individually or as a partner, joint venturer, creditor, employee, officer, director, agent, consultant or shareholder of another Person, or otherwise, directly or indirectly, (i) participate in, engage in, or have a financial or management interest in any business operation of any enterprise if such business operation engages in any activity that is the same as, similar to or competitive with any activity now engaged in by the Company or any of its Subsidiaries (or any successor or successors of any of them), including the business of designing, manufacturing or marketing aircraft fluid controls, including valves, regulators, pumps, electronics and aircraft ground refueling equipment, related controls, point of sales inventory office systems or any type of cryogenic pumps (for purposes of this Section 6.9, the "Business") in any of: the City of Costa Mesa, California; the Counties of Orange, Los Angeles, or San Diego, California, or any other city or county in the State of California; the District of Columbia or any other state, territory, district or commonwealth of the United States or any county, parish, city or similar political subdivision in any other state, territory, district or commonwealth of the United States; any other country or territory anywhere in the world or in any city, canton, county, district, parish, province or any other political subdivision in any such country or territory; or anywhere in the world (each city, canton, commonwealth, county, district, parish, province, state, country, territory or other political subdivision or other location in the world shall be referred to as a "Non-competition Area"), (ii) solicit any other Person to engage in the Business in the Non-competition Area, or (iii) assist any other Person to engage in the Business in the Non-competition Area, in each such case so long as the Business is conducted in such Non-competition Area by the Company or any of its subsidiaries or any successor or successors of either (such activities described in clauses (i), (ii) and (iii) shall hereinafter collectively be referred to as "Engaging in Competition"); PROVIDED, HOWEVER, that the direct or indirect ownership by Veloz of an interest constituting no more than five percent in the aggregate of the outstanding voting capital stock in a corporation whose shares are traded on a recognized stock exchange or in an over-the-counter market shall not, of itself, constitute Engaging in Competition. The parties to this Agreement intend that the covenant contained in the preceding sentence of this Section 6.9(d) shall be construed as a series of separate covenants, one for each city, canton, commonwealth, county, district, parish, state, province, country, territory, or other political subdivision or other area of the world specified. Except for geographic coverage, each separate covenant shall be considered identical in terms to the covenant contained in the preceding sentence. If, in any judicial or other proceeding, a court or other Governmental Authority declines to enforce any of the separate covenants included in this Section 6.9(a), the unenforceable covenant shall be considered eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  (b) Except as set forth on SCHEDULE 6.9(b), Veloz covenants, during the Non- competition Term, that he will not, and will not permit any of his Affiliates to, on his own behalf or on behalf of any other Person, undertake or assist in the solicitation of any Person who is as of the date hereof, or was during the 12 months prior to the date hereof, a current or potential customer or employee of the Company or any of its Subsidiaries to terminate his, her or its relationship, employment or other association with the Company or any such Subsidiary or to refuse the employ or any other relationship or association with the Buyer, the Company or any of their subsidiaries.

                  (c) From and after the Closing Date, Veloz covenants that he will not, and he will not permit any of his Affiliates to, take any action that is designed to be materially detrimental to the goodwill of the Company and its Subsidiaries or Buyer, except as compelled by judicial or administrative process.

                  (d) "Non-competition Term" means a period beginning on the Closing Date and continuing through and including the day before the fifth anniversary of the Closing Date. If Veloz is not in compliance with this Section
6.9 during any calendar month within the Non- competition Term, then Buyer shall be entitled, among other remedies, to compliance by Veloz with the terms of this
Section 6.9 for an additional number of days that equals the number of days during which such noncompliance occurred. The term "Non-competition Term" shall also include this additional period.

                  (e) Each of the Sellers agrees not to divulge, communicate or use to the detriment of Buyer, the Company or any of their Subsidiaries for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Company or any of its Subsidiaries, including any information not generally known to the public or the competitors of the Company and its Subsidiaries relating to the business, products, customers, employees, sales data, policies and procedures, marketing strategies, secret processes, know-how, formulas or other data or information (the "Confidential Information"). Each of the Sellers agrees and acknowledges that the Confidential Information constitutes a valuable asset of the Company and its Subsidiaries, and further agrees and acknowledges that any Confidential Information he, she or it has acquired was received in confidence and in his, her or its capacity as a fiduciary of the Company and its Subsidiaries.

                  (f) Veloz hereby agrees that all restrictions in this Section 6.9, including, without limitation, those relating to duration and the restricted territory, are necessary and fundamental to the protection of the Business of Buyer, and are reasonable and valid, and all defenses to the strict enforcement thereof by Buyer are hereby waived by Veloz.

         6.10 NOTICE OF DEVELOPMENTS. Between the date hereof and the Closing Date, the Company, the Sellers shall give prompt written notice to Buyer of any material development affecting the Condition of the Company of which it has knowledge. Each party to this Agreement will give prompt written notice to the others of (a) any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement and (b) any inaccuracy of or material omission from any representation or warranty, or any material breach of any covenant or other agreement contained in this Agreement of which such party has knowledge.

         6.11 EXCLUSIVITY. Neither the Company nor any of the Sellers will, or will cause or permit any of their respective officers, directors, agents or Affiliates to, (a) enter into any written or oral agreement or understanding with any Person (other than Buyer or any Affiliate of Buyer) regarding a sale of the Company or any of its Subsidiaries or any substantial part of their stock, assets or business, or a merger, consolidation, or recapitalization involving the Company or any of its Subsidiaries ("Another Transaction"), (b) enter into or continue any negotiations or discussions with any Person (other than Buyer or any Affiliate of Buyer) regarding the possibility of Another Transaction; or (c) provide any non-public financial or other confidential or proprietary information regarding the Company or any of its Subsidiaries (including this Agreement or any financial information, projections, or proposals regarding the Company's and its Subsidiaries' businesses) to any Person (other than to Buyer or any Affiliate of Buyer, its financing sources and their respective representatives) whom the Company or the Sellers know, or have reason to believe, would have any interest in acquiring the capital stock, assets or business of the Company or any of its Subsidiaries, or would disclose such information to any such Person.

         6.12 OBTAINING OF FINANCING. Buyer shall use reasonable efforts to obtain the funds necessary to purchase the Shares as contemplated by Section 5.7.

         6.13 CERTAIN FEES. Buyer and the Sellers agree that (a) if the Closing shall not have occurred by October 1, 1997 as a result of Buyer's inability to obtain financing for the transactions contemplated hereby or the failure of Buyer to satisfy any closing conditions binding upon it pursuant to Sections 8.1, 8.2 or 8.3 which are required to be satisfied on or prior to such date, Buyer shall pay to the Sellers, pro rata based on their respective ownership interest in the Company, the aggregate sum of $1,672,500 by wire transfer of immediately available funds on the next Business Day, and (b) if the Closing shall not have occurred by October 7, 1997 as a result of Buyer's inability to obtain financing for the transactions contemplated hereby or the failure of Buyer to satisfy any closing conditions binding upon it pursuant to Sections 8.1, 8.2 or 8.3 which are required to be satisfied on or prior to such date, Buyer shall pay to the Sellers, pro rata based on their respective ownership interest in the Company, the aggregate sum of $1,672,500 by wire transfer of immediately available funds on the next Business Day.

         6.14 INDEBTEDNESS. The Sellers shall use reasonable efforts to cause
(a) all Indebtedness (except for those capitalized leases set forth on Schedule 6.14) to be paid in full at the Closing, (b) any outstanding letters of credit issued by lenders who hold Indebtedness to be terminated as of the Closing, (c) all Liens on the Assets (except for those capitalized leases set forth on Schedule 6.14) or capital stock of the Company's Subsidiaries to be released as of the Closing, and (d) except for the Veloz Receivable, which will be treated as set forth in Section 6.23, all indebtedness owed to the Company or any of its Subsidiaries by the Sellers or any Affiliate or associate of any of the Sellers (the "Shareholder Indebtedness") to be paid in full as of the Closing.

         6.15 OTHER ASSISTANCE. (a) To the extent requested by Buyer, the Sellers shall, and shall cause the Company and its Subsidiaries to, reasonably cooperate with and assist Buyer in (i) the preparation of a registration statement or other securities offering document relating to a proposed issuance of securities of the Buyer, including participation in the review of such registration statement, offering document and other offering materials and (ii) the consummation of such securities offering, including participation in any road show to the extent reasonably requested by Buyer. In connection therewith, the Sellers shall, and shall cause the Company and its Subsidiaries to provide to Buyer and its representatives and agents, including Buyer's attorneys, auditors, financial representatives, underwriters, placement agents and their counsel (i) continuing access to the Company's facilities and (ii) access to the agents, the officers and employees of the Company and its Subsidiaries at reasonable times and locations.

                  (b) The Sellers shall, or shall cause the Company to, make such other changes or adjustments to its historical audited financial statements reasonably requested by Buyer in order for such financial statements to comply with the requirements of the SEC with respect to financial statements included in a registration statement. No later than August 4, 1997, the Sellers shall or shall cause the Company to, provide to Buyer the unaudited balance sheet of the Company dated as of June 30, 1997 and the related unaudited statements of operations, shareholders' equity and cash flows for the six-month period then ended, prepared by Ernst & Young, which financial statements shall comply with the requirements of the SEC with respect to financial statements included in a registration statement (the "June 30 Financial Statements").

         6.16 CONTINUED EMPLOYMENT. Buyer agrees to continue the employment by the Company of Michael Veloz, Katherine Canfield and Greg Canfield for a period of not less than one year following the Closing Date on substantially the same terms and conditions as set forth in Schedule 6.16.

         6.17 CORPORATE AIRCRAFT. Subject to Section 6.22, if the consent of McDonnell Douglas Leasing Corporation can be obtained by the Company or Veloz for no additional consideration, the Company shall assign the Company's current lease for its Astrajet aircraft (the "Aircraft") to Veloz Corporation on the same terms and conditions provided in such lease. At the Closing, the Company's interest in the Santa Barbara Airport hangar for the Aircraft shall be transferred to Veloz or Veloz Corporation for no additional consideration. The Company shall also transfer the management contract related to the operation of the Aircraft to Veloz Corporation and Veloz Corporation shall assume any and all obligations thereunder.

         6.18 SANTA BARBARA OFFICE LEASE. Subject to Section 6.22, upon the Closing, and provided the Company obtains any required consent, the Company shall transfer the Company's existing office lease in Santa Barbara to Veloz Corporation. All office equipment contained in the Santa Barbara office and described on SCHEDULE 6.18 shall also be transferred to Veloz Corporation for no additional consideration. The Company shall not object if Mrs. Lannon, the office secretary at the Santa Barbara office, shall become an employee of Veloz Corporation effective upon the Closing.

         6.19 COMPANY AUTOMOBILES. Upon the Closing, the 1995 BMW automobile currently used by Veloz shall be transferred by the Company to Veloz for no additional consideration and the 1992 Infiniti Q45, (two) 1994 Infiniti Q45's and the 1995 Infiniti Q45 currently used by Derbyshire shall be transferred by the Company to Derbyshire for no additional consideration. Subject to Section 6.22, the automobile lease/purchase obligations on the 1996 Mercedes and 1996 Cadillac Seville both used by Veloz shall be transferred to Veloz and assumed by Veloz and the 1995 Infiniti J-30 used by Derbyshire shall be transferred to Derbyshire and assumed by Derbyshire, each according to their current terms, provided the Company obtains any required consents.

         6.20 CERTAIN EMPLOYEES. The Company shall not object if the Company employees specified on Schedule 6.20 shall, effective upon the Closing, become employees of Veloz Corporation.

         6.21 ENVIRONMENTAL INVESTIGATION. Buyer acknowledges that its environmental investigation of the Company and its Subsidiaries and their respective operations, properties and assets was completed on or prior to the date of this Agreement. Buyer agrees not to conduct any further environmental investigation of the Company or its Subsidiaries or their respective operations, properties or assets unless and until any environmental matter concerning the Company or its Subsidiaries or any of their respective operations, properties or assets arises subsequent to the date of this Agreement, in which case Buyer may fully investigate such matter.

         6.22 NONASSIGNABILITY OF ASSETS. To the extent that the assignment, transfer, conveyance or delivery or attempted assignment, transfer, conveyance or delivery to Veloz or Veloz Corporation, as applicable, of any of the assets described in Sections 6.17, 6.18 or 6.19 (the "Incidental Assets") is prohibited by any applicable Law or would require any Consents and such Consents shall not have been obtained prior to the Closing, this Agreement shall not constitute an assignment, transfer, conveyance or delivery, or any attempted assignment, transfer, conveyance or delivery thereof. Following the Closing, Buyer shall use reasonable efforts and cooperate with Veloz and the Company to obtain promptly such Consents; PROVIDED, HOWEVER, that neither Buyer nor Veloz, Derbyshire or the Veloz Corporation shall be required to pay any consideration for any such Consent. Pending such Consents, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Veloz and Veloz Corporation, as applicable, the benefits of use of such Incidental Assets. Once Consent for the assignment, transfer, conveyance or delivery of an Incidental Asset not assigned, transferred, conveyed or delivered at the Closing is obtained or made, Buyer shall assign, transfer, convey and deliver such Incidental Asset to Veloz or Veloz Corporation, as applicable, at no additional cost. To the extent that any such Incidental Asset cannot be transferred or the full benefits of use of any such Incidental Asset cannot be provided to Veloz or Veloz Corporation, as applicable, following the Closing pursuant to this Section 6.22, then Buyer and Veloz shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic (taking into account tax costs and benefits) and operational equivalent of obtaining such Consent, and the performance by Veloz or Veloz Corporation, as applicable, of the obligations thereunder.

         6.23 NOTE RECEIVABLE/ACCRUED BONUS PAYABLE. The note receivable of Veloz in favor of the Company in the principal amount of $1,593,221 (as of June 30, 1997) plus all accrued but unpaid interest thereon (the "Veloz Receivable") shall be offset immediately after the Closing against the accrued bonus payable by the Company to Veloz of $2,005,913, with the difference written off and forgiven by the Company. Any applicable interest on the Veloz Receivable shall accrue at the same rate of interest that was in effect immediately prior to the date of this Agreement.

SECTION 7:   CONDITIONS TO THE OBLIGATIONS OF BUYER
             --------------------------------------

         The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part by Buyer in writing except for Section 7.5 with respect to the HSR Act):

         7.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. All of the representations and warranties of the Sellers and the Company contained in this Agreement or in any written certificate delivered pursuant to this Agreement (i) shall have been true and correct on the date of this Agreement or as of the date of any such certificate, and (ii) shall be true and correct in all material respects (except that those representations and warranties which expressly contain a materiality qualifier shall each be true and correct in all respects, giving effect to such qualifier) on and (except for representations and warranties that expressly relate to a date earlier than the Closing Date) as of the Closing as if then made, except for those representations and warranties set forth in Section 4.4(a) with respect to the capitalization of the Company and
Section 4.4(b), which shall be true and correct in all respects on and as of the Closing as if then made.

         7.2 COVENANTS AND AGREEMENTS PERFORMED. Each of the Sellers and the Company shall have performed or complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, except for the covenants and agreements set forth in Section 2.1, which shall have been performed or complied with by the Sellers on the Closing Date in all respects.

         7.3 DELIVERIES. The Sellers shall have delivered all of the items required by Section 3.2.

         7.4 CONSENTS. All Consents listed on SCHEDULE 7.4 shall have been obtained.

         7.5 HSR ACT AND EXON-FLORIO AMENDMENT. The waiting period (including any extension thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Buyer (or its ultimate parent entity) and the Sellers with respect to the transactions contemplated by this Agreement shall have expired or been terminated, and no conditions to the transactions contemplated by this Agreement shall have been imposed by any Governmental Authority and clearance shall have been received from CFIUS for the transactions contemplated by this Agreement under the Exon-Florio Amendment.

         7.6 NO ACTIONS. No Action shall be pending or threatened by any Governmental Authority seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing consummation of any of the transactions contemplated by this Agreement shall be in effect.

         7.7 ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, no change or event shall have occurred which has had, or could reasonably be expected to result in, a material adverse change in the Condition of the Company.

         7.8 RESIGNATIONS. Each of the members of the Board of Directors of the Company shall have resigned effective as of the Closing Date.

         7.9 TITLE INSURANCE AND SURVEY. The Buyer and Chase (or a substitute lender) as lender shall have obtained at the Buyer's sole cost and expense (a) insurance policies from a reputable title insurance company insuring the title of Buyer and the mortgage lien of Chase (or a substitute lender) to the Owned Property showing title to be vested in the Company or its applicable Subsidiary, subject only to Permitted Liens, and (b) surveys of the Owned Property sufficient to eliminate the general survey exceptions to such title insurance and that do not evidence any Liens, encroachments or other defects or encumbrances, other than Permitted Liens. The insurance policies from such title insurance company shall be in such amounts and with such endorsements as Buyer and or Chase (or a substitute lender) shall reasonably require, to the extent available, including, without limitation, comprehensive endorsements, zoning endorsements and extended coverage. The Sellers and the Company agree to execute such documents required to cause such title insurance company to issue such policies.

         7.10 INDEBTEDNESS; ENCUMBRANCES. As of the Closing, (a) all outstanding Indebtedness (except for those capitalized lease obligations set forth on SCHEDULE 6.14) and Shareholder Indebtedness (except as provided in Section 6.23) shall be paid in full, (b) any outstanding letters of credit issued by lenders who hold Indebtedness shall be terminated, and (c) the Company shall have obtained the release of all Liens on the capital stock of each of the Subsidiaries and on all Assets securing such Indebtedness and shall have cleared all public records of any such Liens (except for those capitalized lease obligations set forth on SCHEDULE 6.14). At the Closing, the Sellers shall provide or arrange to be provided to Buyer all releases and other documents in form and substance reasonably satisfactory to Buyer demonstrating the release (actual and of record) of such Liens.

         7.11 FINANCING. Buyer shall have obtained funding of the financing described in Chase Letter.


SECTION 8:   CONDITIONS TO THE OBLIGATIONS OF THE SELLERS
             --------------------------------------------

         The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part by Veloz and Derbyshire in writing except for Section 8.5 with respect to the HSR
Act):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. All of the representations and warranties of Buyer contained in this Agreement or in any written certificate delivered pursuant to this Agreement (i) shall have been true and correct on the date of this Agreement or as of the date of any such certificate, and (ii) shall be true and correct in all material respects (except that those representations which expressly contain a materiality qualifier shall each be true and correct in all respects, giving effect to such qualifier) on and (except for representations and warranties that expressly relate to a date earlier than the Closing Date) as of the Closing as if then made.

         8.2 COVENANTS AND AGREEMENTS PERFORMED. Buyer shall have performed or complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

         8.3 DELIVERIES. Buyer shall have delivered all of the items required by
Section 3.3.

         8.4 CONSENTS. All Consents listed on Schedule 8.4 shall have been obtained.

         8.5 HSR ACT AND EXON-FLORIO AMENDMENT. The waiting period (including any extension thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Buyer (or its ultimate parent entity) and the Sellers with respect to the transactions contemplated by this Agreement shall have expired or been terminated, and no conditions to the transactions contemplated by this Agreement shall have been imposed by any Governmental Authority and clearance shall have been received from CFIUS for the transactions contemplated by this Agreement under the Exon-Florio Amendment.

         8.6 NO ACTIONS. No Action shall be pending or threatened by any Governmental Authority seeking to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing consummation of any of the transactions contemplated by this Agreement shall be in effect.


SECTION 9:   INDEMNIFICATION AND SURVIVAL
             ----------------------------

         9.1 INDEMNIFICATION BY THE SELLERS. Subject to Sections 9.4 and 9.5 following the Closing, the Sellers shall, and hereby do, jointly and severally indemnify, defend and hold Buyer and any of its Affiliates, and their respective stockholders, directors, officers, employees and agents (collectively, the "Buyer Group"), harmless from and against and will pay the amount of any and all Damages actually incurred or suffered by the Buyer Group based upon, relating to, arising out of, resulting from or otherwise in respect of (a) any inaccuracy of any representation or warranty of Sellers or the Company contained in this Agreement or any certificate delivered by or on behalf of the Sellers and the Company in connection herewith or breach of any covenant or agreement of the Sellers or the Company, or failure to satisfy any obligation that the Sellers assume, are responsible for or are liable for contained in this Agreement that survives the Closing, (b) the matters set forth on SCHEDULE 9.1 and (c) the transactions contemplated by Sections 6.16, 6.17, 6.18, 6.19 and 6.20, including any and all Damages relating to the ownership (whether owned by Buyer or Veloz or Derbyshire or any Affiliate of Veloz or Derbyshire) or use after the Closing of any of the assets referred to in such Sections and the employment after the Closing of any of the individuals referred to in such Sections by Veloz or an Affiliate of Veloz and the termination or resignation of any such individuals from employment with the Company.

         9.2 INDEMNIFICATION BY BUYER. Subject to Sections 9.4 and 9.5 following the Closing, Buyer shall indemnify, defend and hold Sellers and any of their respective trustees, personal representatives or heirs (collectively, the "Seller Group") harmless from and against and will pay the amount of any and all Damages actually incurred or suffered by the Seller Group based upon, relating to, arising out of, resulting from or otherwise in respect of any inaccuracy of any representation or warranty of Buyer contained in this Agreement or any certificate delivered by or on behalf of Buyer in connection herewith or breach of any covenant or agreement of Buyer, or failure to satisfy any obligation that Buyer assumes, is responsible for or is liable for contained in this Agreement that survives the Closing.

         9.3 NOTICE AND OPPORTUNITY TO DEFEND. (a) With respect to third party claims, promptly after receipt by any Beneficiary of notice of any Action, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification pursuant to
Section 9.1 or 9.2, the Beneficiary shall give the Indemnitor written notice describing the Circumstance in reasonable detail. The Indemnitor shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be subject to the reasonable approval of the Beneficiary), any such third party claim involving the asserted liability of the Beneficiary; PROVIDED, HOWEVER, that the Indemnitor shall not have the right to compromise or assume the defense of any claim giving rise to Damages with respect to which the Indemnitor is not obligated to provide full indemnification under Section 9 unless the portion of such Damages of which there is any reasonable likelihood of liability for which the Indemnitor has an obligation to provide indemnification hereunder exceeds the portion of such Damages of which there is any reasonable likelihood of liability for which the Indemnitor has no obligation to provide indemnification hereunder. The assumption of any third party claim under this Section 9.3 by the Indemnitor shall constitute an acknowledgment by the Indemnitor of its obligation to indemnify the Beneficiary with respect to the full amount of such claim, subject to the limitations described in Sections 9.4 and 9.5 and the Indemnitor's right to rescind such acknowledgment upon its reasonable determination, and upon prompt written notice to the Beneficiary, that it does not bear sole or principal responsibility for such third party claim under this Agreement; provided, however, that the Indemnitor shall no longer be entitled to rescind its acknowledgment of its obligation to indemnify after the Indemnitor has irrevocably committed to the expenditure of any material costs related to such claim. If any Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Beneficiary of its intention to do so, and the Beneficiary shall cooperate fully with, and provide appropriate documentation as reasonably requested by the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability. If the Indemnitor elects to defend any matter and the Beneficiary decides to participate in such defense, the Indemnitor shall not be liable to the Beneficiary for any fees or expenses of counsel to the Beneficiary unless the Indemnitor shall receive a legal opinion from counsel to the Beneficiary that representation of the Indemnitor and the Beneficiary by the Indemnitor's counsel would result in actual or potential differing interests between the Indemnitor and Beneficiary which would make joint representation inappropriate. Under no circumstances shall the Beneficiary or the Indemnitor compromise any such asserted liability without the written consent of the other, which consent shall not be unreasonably withheld, unless the Indemnitor shall have failed or refused to undertake the defense or compromise of any such asserted liability after a reasonable period of time has elapsed following the notice of a Circumstance received by such Indemnitor pursuant to this Section 9.3; and, PROVIDED, FURTHER, that the Beneficiary shall not be required to consent to any settlement either involving the imposition of equitable remedies or leaving unsettled related claims for equitable remedies.

                  (b) A claim for indemnification for any matter not involving a third party claim (a "Direct Claim") may be asserted by notice to the party or parties from whom indemnification is sought, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have actually and materially prejudiced the Indemnitor as a result thereof. Any payment pursuant to a Direct Claim shall be made not later than 30 days after receipt by the Indemnitor of written notice from the Beneficiary stating the amount of such Direct Claim. Any payment required under this Section which is not made when due shall bear interest at the rate per annum determined in accordance with Section 2.3 hereof.

         9.4 LIMITATION. (a) Notwithstanding anything in Section 9.1 to the contrary, none of Sellers shall be obligated to indemnify any Person otherwise entitled to indemnification under this Agreement (i) unless and until the aggregate amount of all such Damages exceed $1,000,000 (the "Deductible"), and then only to the extent that such aggregate Damages exceed the Deductible, and
(ii) to the extent that the aggregate amount of all such payments to the Buyer Group pursuant to Section 9.1 would exceed $5,000,000; PROVIDED, HOWEVER, that any Damages of the Buyer Group based upon, relating to, arising out of, resulting from or otherwise in respect of (A) any inaccuracy of any representation or warranty contained in Sections 4.4(b), 4.5(b), 4.14, 4.15 and
4.26 or (B) the items set forth on SCHEDULE 9.1 or referred to in Section 9.1(c), shall not be subject to the limitations set forth in clauses (i) and
(ii) above. Notwithstanding the foregoing, if the amount of any claim or series of related claims for Damages does not exceed $5,000 then the amount of such claim will be excluded from the calculation of the aggregate amount of Damages for the purposes of the previous sentence. Buyer agrees that the total liability and responsibility of each Trust and each Trustee, in his or her capacity as such, shall be limited to the trust funds held in the Trust. Buyer further agrees that after any distribution from any Trust, each distributee of such Trust shall be liable and responsible for any indemnification claim of Buyer against the Trustee of such Trust, subject to the limitations set forth in this
Section 9.4 (other than limitations
set forth in the preceding sentence). Buyer further agrees that the total liability and responsibility of each distributee of each Trust (other than Veloz, Marlene J. Veloz, Derbyshire and Edith T. Derbyshire) shall be limited to the aggregate amount of the funds actually distributed to each distributee.

                  (b) For purposes of determining whether an event described in
Section 9.1 or 9.2 has occurred, any requirement in any representation or warranty that an event or fact be material or have a material adverse effect on the Condition of the Company in order for such event or fact to constitute a misrepresentation or breach of such warranty (each, a "Materiality Condition") shall be ignored, and if the conditions set forth in Section 9.4(a) are satisfied, in each case ignoring all Materiality Conditions, the Beneficiary shall be indemnified in accordance with this Agreement.

         9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations and warranties of the Sellers contained in this Agreement shall each survive the Closing for a period of nine months, except for (a) the representations and warranties made in Section 4.15, which shall survive the Closing for a period of three years, (b) the representations and warranties made in Sections 4.4(b), 4.5(b) and 4.26, which shall survive the Closing and remain in effect indefinitely, and (c) the representations and warranties made in
Section 4.14, which shall survive the Closing until the applicable statute of limitations has commenced and expired (after giving effect to any extensions thereof). Any claim for indemnification hereunder with respect to any alleged inaccuracy of any representation or warranty that is not asserted by notice given as provided in this Agreement within the applicable period of survival is hereby irrevocably waived after such time. The representations and warranties of the Company shall not survive the Closing and the Sellers hereby release and waive, effective as of the Closing Date, any right of indemnity or contribution from the Company and its Subsidiaries under or with respect to this Agreement. The covenants and other agreements contained in this Agreement shall survive the Closing indefinitely or until the date or dates specified therein.

         9.6 EXCLUSIVE REMEDY; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. The indemnity provided herein shall be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any Damages, except for the right of the parties pursuant to Section 12.6. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.


SECTION 10:   TAX MATTERS
              -----------

         10.1 TAX LIABILITIES FOR THE CURRENT PERIOD. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and each of its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

Buyer shall permit Veloz and Derbyshire to review and comment on each such Tax Return described in the preceding sentence prior to filing.

         10.2 COOPERATION ON TAX MATTERS. (a) Buyer, the Company, and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (b) Buyer and the Sellers agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, Taxes that could be imposed on the transactions contemplated hereby).

                  (c) If so requested by Buyer (but only if so requested), the Sellers agree to make the election set forth in Section 1371(e)(2) of the Code with respect to the tax treatment of distributions made during the post-termination transition period of the Company.

         10.3 TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound by or have any liability thereunder.

         10.4 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees, and, if required by applicable law, Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.


SECTION 11:   TERMINATION
              -----------

         11.1 TERMINATION OF AGREEMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date only:

                  (a) By written consent of each of Veloz, Derbyshire and Buyer;

                  (b) By Buyer (if Buyer is not then in breach of any term of this Agreement), if the Company or any of the Sellers shall have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach has not been remedied within five days after receipt of notice stating Buyer's intent to terminate this Agreement pursuant to this paragraph;

                  (c) By Veloz and Derbyshire (if each of the Sellers is not then in breach of any term of this Agreement), if Buyer has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach has not been remedied within five days after receipt of notice stating Veloz's and Derbyshire's intent to terminate this Agreement pursuant to this paragraph;

                  (d) By Veloz and Derbyshire, on the one hand, or Buyer, on the other hand, if the Closing does not occur on or before October 14, 1997, for any reason other than delay or nonperformance of the party seeking such termination;

                  (e) By Veloz and Derbyshire, on the one hand, or Buyer, on the other hand, if notwithstanding Veloz's, Derbyshire's and Buyer's efforts pursuant to Section 6.6(b), any Governmental Authority shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such Order or other action shall have become final and nonappealable; or

                  (f) By Buyer, if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Veloz and Derbyshire, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers to comply with its, his or her obligations under this Agreement) and Veloz and Derbyshire have not waived such condition on or before the Closing Date.

         11.2 EFFECT OF TERMINATION. (a) Except as provided in Section 11.2(b) below, if any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party; PROVIDED, HOWEVER, that (i) if this Agreement is terminated by a party due to the breach by any other party of any covenant or agreement contained herein, or due to any inaccuracy or misrepresentation in any of such other party's representations or warranties contained herein, or due to the failure of such other party to fulfill its obligations in connection with the satisfaction of any condition to Closing, then the terminating party shall remain entitled to pursue all available legal rights and remedies pursuant to this Agreement or otherwise notwithstanding such termination and (ii) the payment provisions of Sections 6.8 and 6.13 (to the extent Buyer became obligated to make such payment prior to the termination of this Agreement) will survive termination and remain in full force and effect thereafter.

                  (b) If Buyer terminates this Agreement prior to October 1, 1997 pursuant to Section 11.1(f) based on its failure to satisfy the condition set forth in Section 7.11, then Buyer shall pay to the Sellers, pro rata based on their respective ownership interest in the Company, the aggregate sum of $3,345,000 by wire transfer of immediately available funds within five Business Days of the date of such termination but in no event later than October 2, 1997. If Buyer becomes obligated to make such payment pursuant to this Section 11.2(b), Buyer's obligations under Section 6.13 shall terminate automatically. In no event shall Buyer be obligated to make payments under both Sections 6.13 and Section 11.2(b).


SECTION 12:   MISCELLANEOUS
              -------------

         12.1 AMENDMENTS. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

         12.2 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given and received (a) when delivered personally to the recipient or when sent to the recipient by facsimile transmission (receipt confirmed), (b) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (c) two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, requests, demands, claims and other communications shall be sent to the intended recipient at the respective addresses indicated below:

                           If to Buyer:

                                    Argo-Tech Corporation
                                    23555 Euclid Avenue
                                    Cleveland, OH  44117-1795
                                    Attention:       Paul R. Keen
                                                     Vice President, General
                                                     Counsel and Secretary
                                    Telecopy No.:  216-692-6331

                                    With a copy to:

                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, OH  44114
                                    Attention:  Patrick J. Leddy, Esq.
                                    Telecopy No.:  216-579-0212

                           If to the Company:

                                    J.C. Carter Company Inc.
                                    671 W. Seventeenth Street
                                    Costa Mesa, California 92627
                                    Attention: President
                                    Telecopy No.:(714) 752-2997

                           If to Veloz, Marlene J. Veloz,
                           Michael Veloz or Katherine Canfield:

                                    Robert L. Veloz
                                    1502 East Mountain Drive
                                    Santa Barbara, California 93108

                                    With a copy to:

                                    Latham & Watkins
                                    701 "B" Street
                                    Suite 2100
                                    San Diego, CA
                                    Attention:  Thomas A. Edwards, Esq.
                                    Telecopy No.:  619-696-7419

                           If to Derbyshire or Edith T. Derbyshire:

                                    Harry S. Derbyshire
                                    6817 Vianda Court
                                    Carlsbad, California 92009

                                    With a copy to:

                                    Latham & Watkins
                                    701 "B" Street
                                    Suite 2100
                                    San Diego, CA
                                    Attention:  Thomas A. Edwards, Esq.
                                    Telecopy No.:  619-696-7419

                           If to the Maureen Partch:

                                    Maureen Partch, as Trustee
                                    c/o Robert Veloz
                                    1502 East Mountain Drive
                                    Santa Barbara, California 93108


or in any case to such other address or telecopy number as hereinafter shall be furnished as provided in this Section 12.2 by any of the parties to this Agreement to Buyer, Veloz and Derbyshire.

         12.3 ASSIGNMENT; SUCCESSORS AND ASSIGNS. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party to this Agreement; PROVIDED, HOWEVER, that Buyer may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Buyer without the consent of Veloz, Derbyshire and the Company; and PROVIDED, FURTHER, that an assignment of rights under this Agreement shall in no way diminish the obligations of the parties to this Agreement and, from and after any such assignment, the representations and warranties made by the assignor shall be made by the assignor and the assignee. This agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors, personal representatives, executors, heirs, distributees and permitted assigns.

         12.4 RIGHTS OF THIRD PARTIES. Except as provided in Section 9, nothing in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement.

         12.5 WAIVER; REMEDIES. No delay on the part of Buyer, on the one hand, or the Sellers or the Company, on the other hand, in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Buyer, on the one hand, or the Sellers or the Company, on the other hand, of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         12.6 EQUITABLE RELIEF. The parties hereto agree that irreparable damage would occur in the event that the covenants or agreements contained in Sections 2.1, 2.3, 6.7, 6.9, 6.11, 10.2 and 12.14 were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of such Sections of this Agreement and to enforce specifically the terms and provisions thereof in any court of the Untied States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled pursuant to this Agreement at law or in equity.

         12.7 NO RECOURSE AGAINST OTHERS. Each of the parties hereto agrees that no director, officer, employee or agent, in his capacity as such of the Company, any of its Subsidiaries or Buyer, shall have any liability hereunder or for any claim related to this Agreement.

         12.8 CHOICE OF LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to principles of conflicts of laws. The Company and each of the Sellers hereby consent and submit itself or themselves to the jurisdiction of the courts of the State of Ohio for the purposes of any legal action or proceeding arising out of this Agreement and waive any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         12.9 SEVERABILITY. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision of this Agreement is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (b) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

         12.10 ENTIRE AGREEMENT. This Agreement, together with the Schedules hereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements or understandings of the parties relating thereto.

         12.11 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa. The word "knowledge" shall mean knowledge obtained or obtainable after due inquiry and reasonable investigation; "knowledge of the Company" shall mean the knowledge of Badrik Melikian, Melinda Fink, Charles Ronie, Anne Felgen, Jeff Rusk, Richard Cisco, Chris Michael, Michael Windsor and Dino Scanderbeg obtained or obtainable after due inquiry and reasonable investigation.

         12.12 SCHEDULES. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The disclosures in the Schedules to this Agreement shall relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         12.13 HEADINGS, RECITALS AND REFERENCES. All section titles or captions contained in this Agreement and the table of contents to this Agreement are inserted for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. Unless otherwise indicated, all references in this Agreement to numbered Sections or Schedules are to Sections or Schedules of this Agreement.

         12.14 FURTHER ASSURANCES. The Sellers shall, at the written request and expense of Buyer, at any time and from time to time following the Closing, execute and deliver to Buyer all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to more effectively sell, assign, transfer and convey to Buyer the Shares or otherwise to confirm or carry out the provisions of this Agreement. Buyer shall, and shall cause the Company to, at any time and from time to time following the Closing hereunder, execute and deliver to the Sellers all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement.

         12.15 FACSIMILE SIGNATURES. This Agreement may be executed via facsimile signatures and such signatures may be relied upon as original signatures.

         12.16 COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.











                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.


                              ARGO-TECH CORPORATION


                              By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               J.C. CARTER COMPANY, INC.


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               ------------------------------------------------
                               Robert L. Veloz



                               ------------------------------------------------
                               Harry S. Derbyshire


                               ------------------------------------------------
                                Marlene J. Veloz



                               ------------------------------------------------
                               Edith T. Derbyshire


                               ------------------------------------------------
                               Robert L.  Veloz,  as  settlor,  trustee and
                               primary  beneficiary of the Second Amendment
                               to   and   Complete   Restatement   of   the
                               Declaration of Trust for the Robert L. Veloz
                               Family and Trust Agreement dated as of October 2, 1996

                                    -------------------------------------------
                                    Marlene J. Veloz,  as  settlor,  trustee and
                                    primary  beneficiary of the Second Amendment
                                    to   and   Complete   Restatement   of   the
                                    Declaration of Trust for the Robert L. Veloz
                                    Family and Trust Agreement dated as of October 2, 1996


                                    -------------------------------------------
                                    Maureen  Partch,  as Trustee of the  Michael
                                    Veloz 1992 Stock  Trust dated  December  22,
                                    1992


                                    -------------------------------------------
                                    Michael Veloz, as primary beneficiary of the
                                    Michael   Veloz  1992  Stock   Trust   dated
                                    December 22, 1992


                                    -------------------------------------------
                                    Maureen Partch,  as Trustee of the Katherine
                                    Canfield 1992 Stock Trust dated December 22,
                                    1992


                                    -------------------------------------------
                                    Katherine Canfield, as primary beneficiary of the Katherine Canfield 1992 Stock Trust dated December 22, 1992


                                    -------------------------------------------
                                    Harry S. Derbyshire, as settlor, trustee and primary beneficiary of the First Amendment and Restatement to the Derbyshire Family Trust, dated as of November 29, 1993


                                    -------------------------------------------
                                    Edith T. Derbyshire, as settlor, trustee and primary beneficiary of the First Amendment and Restatement of the Derbyshire Family Trust, dated as of November 29, 1993